Exhibit 10

CREDIT AGREEMENT

among

NATIONAL RESEARCH CORPORATION,
as Borrower,

and

FIRST NATIONAL BANK OF OMAHA,
as Lender

______________________________

Dated as of April 18, 2018

______________________________

CREDIT AGREEMENT, dated as of April 18, 2018, among NATIONAL RESEARCH CORPORATION, a Wisconsin corporation (“Borrower”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Borrower has requested that Lender extend credit to Borrower in the form of (i) a revolving credit facility in an initial aggregate principal amount of $15,000,000, (ii) a term loan facility in an initial aggregate principal amount of up to $40,000,000, (iii) a separate delayed draw-down term facility in aggregate principal amount of $15,000,000; and

WHEREAS, subject to and upon the terms and conditions set forth herein, Lender is willing to make available to Borrower the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

Section 1         Amount and Terms of Credit.

1.01.     The Commitments.

(a)     Subject to and upon the terms and conditions set forth herein, Lender agrees to make, at any time and from time to time on or after the Effective Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a “Revolving Loan” and, collectively, the “Revolving Loans”) to Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) may be repaid and reborrowed in accordance with the provisions hereof, and (iii) shall not exceed in aggregate principal amount at any time the Revolving Loan Commitment.

(b)     Subject to and upon the terms and conditions set forth herein, Lender agrees to make, on the Effective Date, a single term loan (the “Repurchase Term Loan”) to Borrower which Repurchase Term Loan (i) shall be denominated in Dollars, (ii) is not revolving and amounts repaid may not then be reborrowed, and (iii) shall not exceed in aggregate principal amount at any time the Repurchase Term Loan Commitment.

(c)     Subject to and upon the terms and conditions set forth herein, Lender agrees to make, on or after the Effective Date and prior to the Delayed Draw-Down Term Loan Maturity Date, one or more term loans (each a “Delayed Draw-Down Term Loan” and collectively, the “Delayed Draw-Down Term Loans”) which Delayed Draw-Down Term Loans (i) shall be denominated in Dollars, (ii) is not revolving and amounts repaid may not then be reborrowed, and (iii) shall not exceed in aggregate principal amount at any time the Delayed Draw-Down Term Loan Commitment.

1.02.     Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans or Delayed Draw-Down Term Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans.

1.03.     Notice of Borrowing.

(a)     Whenever Borrower desires to incur Delayed Draw-Down Term Loans or the Repurchase Term Loan hereunder, an Authorized Officer shall give Lender at the Notice Office at least three Business Days’ prior notice of each Loan to be incurred hereunder by Notice of Borrowing (as defined below) and any such notice shall be deemed to have been given on a certain day only if given before 3:00 P.M. (Omaha time) on such day, provided that Lender may in its discretion elect to accept as timely requests that are received after 3:00 P.M. (Omaha time) on the applicable Business Day.

(b)     Whenever Borrower desires to incur Revolving Loans hereunder, except as provided in Section 1.03(d), an Authorized Officer shall give Lender at the Notice Office at least the same day of such proposed Borrowing, a Notice of Borrowing for such Revolving Loan to be incurred hereunder and any such notice shall be deemed to have been given on a certain day only if given before 12:00 P.M. (Omaha time) on such day, provided that Lender may in its discretion elect to accept as timely requests that are received after 12:00 P.M. (Omaha time) on the applicable Business Day.

(c)     Each such notice described in Section 1.03(a) or Section 1.03(b) (each a “Notice of Borrowing”) shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing (provided, that at Lender’s election the failure to provide written confirmation will not affect the validity of the request), in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, and (ii) the date of such Borrowing (which shall be a Business Day).

(d)     Notwithstanding anything to the contrary in this Section 1.03, Borrowers hereby request and authorize Lender, without any other request or authorization therefor from Borrower and without notice to Borrower and subject to the terms and conditions set forth in this Agreement, make a Revolving Loan at the end of any day in which Borrower shall have an overdraft (negative ledger balance) in the Primary Concentration Account (after crediting all deposits received in immediately available funds and debiting all withdrawals made and checks presented against the Primary Concentration Account and honored by Lender as of such date), which Revolving Loan shall be in the amount of the negative ledger balance and shall be deposited in the Primary Concentration Account. A Notice of Borrowing shall not be required in connection with a Revolving Loan made by Lender to cover any negative ledger balance amount on a day-to-day basis as set forth in the preceding sentence.

(e)     Without in any way limiting the obligation of Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, Lender may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by Lender in good faith to be from an Authorized Officer of Borrower, prior to receipt of written confirmation. Borrower agrees that Lender’s record of any telephonic notice of such Borrowing or prepayment of the Loans, as the case may be, will be binding on Borrower absent manifest error.

1.04.     Disbursement of Funds. No later than 1:00 P.M. (Omaha time) on the date specified in each Notice of Borrowing, Lender will make available such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds by deposit into the Primary Concentration Account, or as otherwise directed by Borrower.

1.05.     Notes.

(a)     Borrower’s obligation to pay the principal of, and interest on, the Loans made by Lender shall be evidenced in the books and records maintained by Lender and shall, if requested by Lender, also be evidenced (i) in the case of Revolving Loans, by a promissory note duly executed and delivered by Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (the “Revolving Note”), (ii) in the case of the Repurchase Term Loan, by a promissory note duly executed and delivered by Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the “Repurchase Term Loan Note”), and (iii) in the case of Delayed Draw-Down Term Loans, by a promissory note duly executed and delivered by Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the “Delayed Draw-Down Term Loan Note”).

(b)     In accordance with Section 12.15, Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof (and such records will be conclusive and binding on the parties absent manifest error) and prior to any transfer of any of its Notes may endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect Borrower’s obligations in respect of such Loans.

1.06.     Interest.

(a)     Repurchase Term Loan. Interest will accrue in respect of the unpaid principal amount of the Repurchase Term Loan from the date of Borrowing thereof until the maturity date thereof (whether by acceleration or otherwise), at a fixed rate per annum equal to five percent (5.00%).

(b)     Revolving Loans / Delayed Draw-Down Term Loans. The interest rate applicable to Revolving Loans and Delayed Draw-Down Term Loans is subject to change from time to time based on changes in an independent index which is the London Interbank Offered Rate (commonly known as “LIBOR”) for U.S. Dollar Deposits published by the Wall Street Journal as the “One (1) Month LIBOR Rate” (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this Agreement, Lender may, in its reasonable discretion and in a manner consistent with market practice, designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each first (1st) day of every month during the term of this Agreement. The interest rate will be adjusted and determined without notice to Borrower using the Index as of the date that is two (2) London Banking Days prior to each interest rate change date. “London Banking Day” means any day, other than a Saturday or Sunday, on which commercial banking institutions in London, England, are generally open for business. At Lender’s option, the Index and/or the interest rate may be rounded upwards to the next higher one one-hundredth of one percent (0.01%). If at any time the Index is less than zero, then it shall be deemed to be zero for the purpose of calculating the interest rate on Revolving Loans and the Delayed Draw-Down Term Loans. Interest will accrue on the unpaid principal balance of any Revolving Loan or Delayed Draw-Down Term Loan from the date of each Borrowing thereunder (i.e., a “Revolving Loan Effective Date” or a “Delayed Draw-Down Term Loan Effective Date”) and will be calculated as described in Section 12.07(b) using a rate of two and one-quarter of one percent percentage points (2.25%) over the Index.

(c)     During the continuance of an Event of Default, principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2.00% in excess of the rate then borne by such Loans and interest that accrues under this Section 1.06(c) shall be payable on demand.

1.07.     Increased Costs. If any Change in Law after the Effective Date shall (i) change the basis of taxation of payment to Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for (x) Indemnified Taxes, (y) taxes described in Section 4.04(a), and (z) Connection Income Taxes) or (ii) change official reserve or similar requirements (except any reserve requirements reflected in calculating the Index) that has the effect of increasing the amount of capital or liquidity required or expected to be maintained by Lender or any corporation controlling Lender based on the existence of the Commitments or Loans hereunder or its obligations hereunder, then, in any such event, Lender shall promptly give notice (by telephone promptly confirmed in writing) to Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts. Thereafter, Borrower agrees to pay to Lender, upon Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Lender in its reasonable discretion shall determine) as shall be required to compensate Lender for such increased costs or reductions in the rate of return to Lender. In determining such additional amounts, Lender will act reasonably and in good faith and will use calculation methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 1.07 shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

1.08.     Compensation. Borrower agrees to compensate Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, liabilities and reasonable expenses (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by Lender to fund the Loans but excluding loss of anticipated profits) which Lender may sustain: (i) if for any reason (other than as a result of a default by Lender) a Borrowing of Revolving Loan or Delayed Draw-Down Term Loan does not occur on a date specified therefor in a Notice of Borrowing; (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) occurs on a date which is not the last day of a LIBOR interest period with respect thereto; or (iii) Borrower fails to repay any Loan when required by the terms of this Agreement or any Note held by Lender. Lender’s determination of compensation owing to it under this Section 1.08 shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

Section 2     [Reserved].

Section 3         Commitment Commission; Fees; Reductions of Commitment.

3.01.     Fees.

(a)     Borrower agrees to pay to Lender a non-use fee, for the period from the Effective Date through and including the Revolving Loan Maturity Date (or such earlier date on which the Revolving Loan Commitment has been terminated), at the rate of 20 basis points (.20%) per annum of the average daily unused amount of the Revolving Loan Commitment for the applicable period. For purposes of calculating usage under this Section, the Revolving Loan Commitment shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans. Such non-use fee shall be payable in arrears on the first day of each full fiscal quarter occurring after the Effective Date and on the Revolving Loan Maturity Date (or such earlier date on which the Revolving Loan Commitment has been terminated) for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

(b)     Borrower agrees to pay to Lender a non-use fee, for the period from Effective Date through and including the Delayed Draw-Down Term Loan Maturity Date (or such earlier date on which the Delayed Draw-Down Term Loan Commitment has been terminated), at the rate of 20 basis points (.20%) per annum of the average daily unused amount of the Delayed Draw-Down Term Loan Commitment for the applicable period. For purposes of calculating usage under this Section, the Delayed Draw-Down Term Loan Commitment shall be deemed used to the extent of the aggregate principal amount of all outstanding Delayed Draw-Down Term Loans. Such non-use fee shall be payable in arrears on the first day of each full fiscal quarter occurring after the Effective Date and on the Delayed Draw-Down Term Loan Maturity Date (or such earlier date on which the Total Delay Draw-Down Term Loan Commitment has been terminated) for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

(c)     Borrower agrees to pay to Lender as consideration for Lender’s commitment to extend the Repurchase Term Loan to Lender, a commitment fee equal to the Repurchase Term Loan Commitment Fee. Such Repurchase Term Loan Commitment Fee shall be paid on or before the Effective Date and shall be nonrefundable and fully earned when paid to Lender.

Section 4          Prepayments; Payments; Taxes.

4.01.     Voluntary Prepayments.

(a)     Borrower shall have the right to prepay the Delayed Draw-Down Term Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) Borrower shall give Lender prior to 12:00 P.M. (Omaha time) at the Notice Office at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing, provided, that, at Lender’s election, the failure to provide written confirmation will not affect the validity of the notice) of its intent to prepay such Loans, which notice (in each case) shall specify whether Delayed Draw-Down Term Loans shall be prepaid and the amount of such prepayment; and (ii) each partial prepayment of Delayed Draw-Down Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $10,000 (or such lesser amount as is acceptable to Lender). Each notice delivered by Borrower pursuant to this Section 4.01(a) shall be irrevocable, provided that a notice of prepayment of any Delayed Draw-Down Term Loans then outstanding may state that such notice is conditioned upon the receipt of proceeds from the incurrence or issuance of Indebtedness or equity interests or the effectiveness of other credit facilities.

(b)     Borrower shall have the right to prepay the Repurchase Term Loan, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) Borrower shall give Lender prior to 12:00 Noon (Omaha time) at the Notice Office at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing, provided, that, at Lender’s election, the failure to provide written confirmation will not affect the validity of the notice) of its intent to prepay such Loans, which notice (in each case) shall specify, the amount of such prepayment; and (ii) each partial prepayment of the Repurchase Term Loan pursuant to this Section 4.01(b) shall be in an aggregate principal amount of at least $50,000 (or such lesser amount as is acceptable to Lender). Each notice delivered by Borrower pursuant to this Section 4.01(b) shall be irrevocable, provided that a notice of prepayment of Repurchase Term Loan then outstanding may state that such notice is conditioned upon the receipt of proceeds from the incurrence or issuance of Indebtedness or equity interests or the effectiveness of other credit facilities. Notwithstanding the foregoing, in the event the prepayment of the Repurchase Term Loan is directly or indirectly financed with proceeds from a third-party financing source other than Lender, concurrently with the prepayment under this Section 4.01(b), Borrower will pay to Lender a prepayment fee equal to one percent (1.00%) of the principal amount so repaid.

(c)     Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in the whole or in part at any time during normal banking hours and from time to time without prior written notice to Lender.

4.02.     Repayments of Principal and Interest on the Loans.

(a)          Revolving Loans.

(i)     Accrued interest on the aggregate principal amount outstanding under the Revolving Loans will be payable on the first (1st) day of the first full month following any Revolving Loan Effective Date, and on the first (1st) day of each succeeding month thereafter through and including the Revolving Loan Maturity Date or such earlier date on which the Revolving Loan Commitment has been terminated.

(ii)     On the Revolving Loan Maturity Date, or such earlier date on which the Revolving Loan Commitment has been terminated, the aggregate outstanding principal balance of the Revolving Loans and all accrued interest thereon shall be repaid in full.

(iii)     Notwithstanding the foregoing, on any day on which the sum of the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), exceeds the Revolving Loan Commitment at such time, Borrower shall prepay not later than the next Business Day the principal of Revolving Loans in an amount equal to such excess.

(b)          Repurchase Term Loan.

(i)     For the period from the Effective Date and continuing thereafter through and including the second anniversary of the Effective Date, equal principal and interest payments each in an amount sufficient to fully amortize the principal balance of the Repurchase Term Loan and interest thereon over a period of nine (9) years will be payable on the first (1st) day of each full month after the Effective Date.

(ii)     For the period beginning on the first (1st) day of the first month after the second anniversary of the Effective Date and continuing thereafter through and including the Repurchase Term Loan Maturity Date, the then-outstanding principal amount of the Repurchase Term Loan will be reamortized and payable in equal principal and interest payments each in an amount sufficient to fully amortize the then-outstanding principal balance of the Repurchase Term Loan and interest thereon over a period of six (6) years shall be payable on the first (1st) day of each month through and including the Repurchase Term Loan Maturity Date.

(iii)     On the Repurchase Term Loan Maturity Date the outstanding principal balance of the Repurchase Term Loan and all accrued interest thereon shall be repaid in full.

(c)         Delayed Draw-Down Term Loan.

(i)     Accrued interest on the principal amount outstanding under each Delayed Draw-Down Term Loan will be payable on the first (1st) day of the first full month following each respective Delayed Draw-Down Term Loan Effective Date, and on the first (1st) day of each succeeding month thereafter through and including the first January first (1st) following the date of Borrowing applicable to a Delayed Draw-Down Term Loan.

(ii)     For the period beginning on the first February first (1st) following a Delayed Draw-Down Term Loan Effective Date and continuing thereafter through and including the Delayed Draw-Down Term Loan Maturity Date, equal principal and interest payments at the amortization rate then in effect under Section 4.02(b) with respect to the Repurchase Term Loan, as determined in accordance with Section 4.02(b).

(iii)     On the Delayed Draw-Down Loan Maturity Date, the aggregate outstanding principal balance of the Delayed Draw-Down Term Loans and all accrued interest thereon shall be repaid in full.

Notwithstanding anything in this Agreement to the contrary, whenever increases occur in the interest rate, Lender, at its option, increase Borrower’s payments to cover accruing interest.

4.03.     Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to Lender not later than 12:00 Noon (Omaha time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04.     Taxes.

(a)     Payments Free of Taxes. All payments made by Borrower under any Credit Document will be made without setoff, counterclaim or other defense. Except as required by applicable law, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (the foregoing, together with all interest, penalties or similar liabilities with respect thereto, being referred to collectively as “Indemnified Taxes”).

(b)    Evidence of Payments. Borrower will furnish to Lender as soon as practicable after request from Lender after the date on which the payment of any Indemnified Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower or other documentation reasonably satisfactory to Lender.

(c)     Indemnification by Borrower. Borrower agrees to indemnify and hold harmless Lender and reimburse Lender upon its written request, for the amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.04) so levied or imposed and payable by Lender whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(d)     Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(e)     Survival. Each party’s obligations under this Section 4.04 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 5     Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 12.10 and the obligation of Lender to make Loans on the Effective Date, are subject to the satisfaction of the following conditions:

5.01.     Execution of Agreement; Notes. On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 12.10 and (ii) there shall have been delivered to Lender the Revolving Note, the Repurchase Term Loan Note, and the Delayed Draw-Down Term Loan Note executed by Borrower, in each case in the amount, maturity and as otherwise provided herein.

5.02.     Officer’s Certificate. On the Effective Date, Lender shall have received a certificate, dated the Effective Date and signed on behalf of Borrower by the chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president of Borrower, certifying on behalf of Borrower that all of the conditions in Sections 5.05, 5.06, 5.07 and 6.01 have been satisfied on such date.

5.03.     Opinions of Counsel. On the Effective Date, Lender shall have received from Foley & Lardner LLP and Scudder Law Firm, P.C., L.L.O., counsel to Borrower, opinions addressed to and dated the Effective Date, in form and substance reasonably satisfactory to Lender.

5.04.     Corporate Documents; Proceedings; Etc.

(a)     On the Effective Date, Lender shall have received a certificate from Borrower, dated the Effective Date, signed by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice president of Borrower, and attested to by the secretary, any assistant secretary, the general counsel or any vice president of Borrower, substantially in the form of Exhibit C with appropriate insertions, which shall be in form and substance reasonably acceptable to Lender, together with copies of the certificate of incorporation and by-laws of Borrower and the resolutions of Borrower referred to in such certificate, which resolutions shall be in form and substance reasonably acceptable to Lender.

(b)     On the Effective Date, Lender shall have received a good standing certificate (or equivalent document) of Borrower from the relevant office in Borrower’s jurisdiction of organization (to the extent relevant, customary and available in the jurisdiction of organization of Borrower) dated as of a recent date prior hereto.

5.05.     Adverse Change, Approvals.

(a)     Since December 31, 2017, there shall have been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(b)     On or prior to the Effective Date, Lender shall have received true, correct and complete copies of all documents relevant to the Transaction, as determined in Lender’s reasonable discretion, and all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction (and the payment of all fees, costs and expenses in connection therewith) and the other transactions contemplated hereby shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the reasonable judgment of Lender, restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

(c)     On the Effective Date, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

5.06.     Litigation. Except as previously disclosed to Lender or as disclosed in any of Borrower's filings with the Securities and Exchange Commission relating to the Recapitalization Transaction, on the Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened with respect to this Agreement or any other Credit Document or any documentation executed in connection herewith or therewith, or with respect to the Transaction that has had, or could reasonably be expected to have, a Material Adverse Effect.

5.07.     Financial Covenants. As of December 31, 2017, Borrower shall be in compliance with the financial covenants contained in Sections 9.08 and 9.09 on a Pro Forma Basis as if any Borrowing on the Effective Date had occurred on December 31, 2017 (without netting the proceeds of any Borrowing on the Effective Date).

5.08.     [Reserved].

5.09.     Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit D (as amended, modified or supplemented from time to time, the “Subsidiaries Guaranty”), and the Subsidiaries Guaranty shall be in full force and effect.

5.10.     Security Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit E (as amended, modified or supplemented from time to time, the “Security Agreement”) covering all of such Credit Party’s Security Agreement Collateral, together with:

(a)     proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of Lender, desirable, to perfect the security interests purported to be created by the Security Agreement;

(b)     all other documents or filings necessary or, in the reasonable opinion of Lender, desirable to perfect and protect the security interests purported to be created by the Security Agreement; and

(c)     the Security Agreement shall be in full force and effect.

5.11.      Deed of Trust. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered a Deed of Trust covering the Mortgaged Properties in the form of Exhibit F.

5.12.     Financial Statements. On or prior to the Effective Date, Lender shall have received true and correct copies of the historical consolidated financial statements referred to in Section 7.05(a).

5.13.      Solvency Certificate. On the Effective Date, Lender shall have received a solvency certificate from the chief financial officer of Borrower in the form of Exhibit G.

5.14.     Environmental Indemnity Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed, and delivered an Environmental Indemnity Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time, the “Environmental Indemnity Agreement”).

5.15.     Fees, Etc. On the Effective Date, all costs, fees, expenses (including, without limitation, reasonable legal fees and expenses) and other compensation contemplated hereby, payable to the Lender (and its Affiliates) or otherwise payable in respect of the Transaction shall have been paid by Borrower to the extent due and, in the case of expenses, invoiced.

5.16.     Shareholders’ Agreements; Management Agreements; Tax Sharing Agreements; and Existing Indebtedness Agreements. On or prior to the Effective Date, there shall have been delivered to Lender true and correct copies of the following documents; provided, that the filing of any such document with the Securities and Exchange Commission shall be deemed to satisfy the delivery requirements of this Section 5.16:

(a)     all agreements entered into by Borrower or any of its Subsidiaries governing the terms and relative rights of its equity interests and any agreements entered into by its shareholders relating to any such entity with respect to its equity interests that will remain in place after giving effect to the Transaction (collectively, the “Shareholders’ Agreements”);

(b)     all material agreements with members of, or with respect to, the management of Borrower or any of its Subsidiaries that will remain in place after giving effect to the Transaction (collectively, the “Management Agreements”);

(c)     all tax sharing, tax allocation and other similar agreements entered into by Borrower or any of its Subsidiaries that will remain in place after giving effect to the Transaction (collectively, the “Tax Sharing Agreements”); and

(d)     all agreements evidencing or relating to Indebtedness of Borrower or any of its Subsidiaries (other than with respect to Capitalized Lease Obligations) which are to remain outstanding after giving effect to the Transaction (the “Existing Indebtedness Agreements”);

all of which Shareholders’ Agreements, Management Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to Lender and shall be in full force and effect on the Effective Date.

5.17.     Patriot Act. Lender shall have received, at least two Business Days prior to the Effective Date, all documentation and other information about Borrower that Lender reasonably determines is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

Section 6     Conditions Precedent to All Credit Events. The obligation of Lender to make Loans (including Loans made on the Effective Date) are subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

6.01.     No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality in which case they shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

6.02.     Notice of Borrowing. Prior to the making of each Loan, Lender shall have received a Notice of Borrowing meeting the requirements of Section 1.03(c).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Borrower to Lender that all the conditions specified in Section 5 or Section 6.01 and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be in form and substance reasonably satisfactory to Lender.

Section 7     Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement and to make the Loans as provided herein, Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the representations and warranties contained in this Section 7 are true and correct in all material respects (except for those representations and warranties that are qualified by materiality in which case they shall be true and correct in all respects) on and as of the Effective Date and with the same effect as though such representations and warranties had been made on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7.01.     Organizational Status. Each Credit Party (a) is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except in the case of this clause (c) as could not reasonably be expected to have a Material Adverse Effect.

7.02.     Power and Authority. Each Credit Party has the organizational power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary organizational action to authorize the execution, delivery and performance by it of each of such Credit Documents. Borrower has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03.     No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation (including, without limitation, any Health Care Law) or any order, writ, injunction or decree of any court or governmental instrumentality, (b) (i) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument or (ii) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which Borrower or any of its Subsidiaries is a party or by which it or any its property or assets is bound (including, without limitation, from and after the execution and delivery thereof, any Permitted Subordinated Debt Documents), or (c) will violate any provision of the certificate of incorporation or by-laws of Borrower, except to the extent that such contravention, conflict or violation described in clauses (a) – (c) could not reasonably be expected to result in a Material Adverse Effect.

7.04.     Approvals. No order, consent, approval or authorization with, by, or from any governmental or public body or authority is required to be obtained or made by, or on behalf of, Borrower or any of its Subsidiaries in connection with, (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document, except for those that have been obtained or made and are in full force and effect.

7.05.     Financial Statements; No Material Adverse Effect.

(a)     The audited consolidated balance sheet of Borrower and its Subsidiaries, and the related audited consolidated statements of income, cash flows and retained earnings of Borrower and its Subsidiaries for the fiscal year ended December 31, 2017, copies of which have been furnished to Lender prior to the Effective Date, present fairly in all material respects the consolidated financial position of Borrower and its Subsidiaries at the respective dates of such balance sheets and the consolidated results of the operations of Borrower for the respective periods covered thereby. The foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

(b)     On and as of the Effective Date and after giving effect to the Transaction and after giving effect to all Indebtedness (including the Loans) being issued, incurred or assumed by Borrower in connection therewith, (i) the sum of the assets, at a fair valuation, of Borrower and its Subsidiaries, taken as a whole, will exceed its debts, (ii) Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, debts beyond Borrower’s and its Subsidiaries’ ability, taken as a whole, to pay such debts as such debts mature, and (iii) Borrower and its Subsidiaries, taken as a whole, will have sufficient capital with which to conduct their business. For purposes of this Section 7.05(b), “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. For the avoidance of doubt, the determination of the value of the assets of Borrower and its Subsidiaries includes intangible assets including goodwill and going concern value.

(c)     [Reserved].

(d)     The Projections delivered to Lender prior to the Effective Date have been prepared in good faith based on reasonable assumptions in light of the circumstances as of the date thereof, it being recognized by Lender, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material; provided, further, that there are no statements or conclusions in the Projections which are based upon or include information known to Borrower to be misleading in any material respect or which fail to take into account material information known to Borrowers regarding the matters reported therein. Since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had, or could reasonably be expected to have, a Material Adverse Effect.

7.06.     Litigation. Except as previously disclosed to Lender or as disclosed in any of Borrower's filings with the Securities and Exchange Commission relating to the Recapitalization Transaction, on the Effective Date, there are no actions, suits or proceedings pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened (a) with respect to any Credit Document or (b) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

7.07.     True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower and its Subsidiaries in writing to Lender (including, without limitation, all information contained in the Credit Documents, but excluding, for the avoidance of doubt, the Projections, any other forward-looking information and information of a general economic nature and general information about Borrower’s industry) for purposes of or in connection with this Agreement and the other Credit Documents, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Lender does not or will not, when furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, taken as a whole, not materially misleading, in light of the circumstances under which such information was provided.

7.08.     Margin Regulations. No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, other than the Margin Stock of Borrower that is being cancelled immediately after the Transaction. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or conflict with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

7.09.     Tax Payments. Borrower and each of its Subsidiaries have paid all taxes and assessments payable by it which have become due, other than (i) those for which the failure to pay could not reasonably be expected to have a Material Adverse Effect and (ii) those being contested in good faith and adequately disclosed and fully provided for on the financial statements of Borrower and its Subsidiaries in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Borrower, threatened by any authority regarding any taxes relating to Borrower or any of its Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

7.10.     Compliance with ERISA.

(a)     Except as would not reasonably be expected to have a Material Adverse Effect, (i) each ERISA Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code and (ii) each ERISA Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received or can otherwise rely upon a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code. As of the Effective Date, neither Borrower nor any of its Subsidiaries or ERISA Affiliates has ever maintained or contributed to, or had any obligation to maintain or contribute to (or borne any liability with respect to) any “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA, that is a “multiemployer plan,” within the meaning of Section 3(37) of ERISA, or that is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or subject to Title IV of ERISA. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: all contributions required to be made with respect to an ERISA Plan have been timely made; neither Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of an ERISA Plan pursuant to Section 409, 502(i), 502(l), 515, 4204 or 4212 of ERISA or Section 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any ERISA Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any ERISA Plan (other than routine claims for benefits) is pending, expected or, to the knowledge of Borrower, threatened which, if adversely determined, could reasonably be expected to result in a liability to Borrower or any of its Subsidiaries; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Borrower or any of its Subsidiaries or ERISA Affiliates has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any ERISA Plan; and Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them.

(b)     Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan have been timely made; and neither Borrower nor any of its Subsidiaries have incurred any material obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, which taken as a whole are reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by a material amount.

7.11.     Priority of Liens. All Liens of Lender in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Lender’s Liens.

7.12.     Properties. Borrower and each of its Subsidiaries have good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it and used in the ordinary course of its business, except for Permitted Liens and such defects in title as could not reasonably be expected to have a Material Adverse Effect.

7.13.     Capitalization. On the Effective Date, after giving effect to the Transaction, the authorized capital stock of Borrower consists of (a) 60,000,000 shares of common stock, par value $0.001 per share (“Borrower Common Stock”), and (b) 2,000,000 shares of preferred stock, par value $0.01 per share. All outstanding shares of the capital stock of Borrower have been duly and validly issued and are fully paid and non-assessable. Except as disclosed from time to time in Borrower’s filings with the Securities and Exchange Commission or as otherwise disclosed in writing to Lender, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, or phantom rights or share repurchase plans relating to the capital stock of Borrower.

7.14.     Subsidiaries; Etc.

(a)     Borrower has no Subsidiaries other than (i) those Subsidiaries listed on Schedule I (which Schedule identifies (x) the direct owner of each such Subsidiary on the Effective Date and Borrower’s percentage ownership therein and (y) each Wholly-Owned Subsidiary) and (ii) new Subsidiaries created or acquired after the Effective Date in accordance with the terms of this Agreement.

(b)     Schedule I also sets forth, as of the Effective Date, the exact legal name of each Borrower and each of its Subsidiaries, the type of organization of such Subsidiary, whether or not such Subsidiary is a registered organization (within the meaning of the Nebraska UCC), the jurisdiction of organization of such Subsidiary, the location (within the meaning of the Nebraska UCC) of such Subsidiary, and the organizational identification number (if any) of such Subsidiary. All outstanding shares of the capital stock of Borrower’s Subsidiaries have been duly and validly issued and are fully paid and non-assessable. Except as set forth on Schedule II, no Subsidiary has any outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, rights or warrants that have been issued or may be issued from time to time to purchase shares of Borrower Common Stock.

7.15.     Compliance with Statutes, Etc. Borrower and each of its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable Health Care Laws and statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.16.     Investment Company Act. Neither Borrower nor any of its Subsidiaries are an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.17.     Environmental Matters.

(a)     Borrower and each of its Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of Borrower, threatened Environmental Claims against Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Borrower or any of its Subsidiaries but no longer owned, leased or operated by Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by Borrower or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by Borrower or any of its Subsidiaries but no longer owned, leased or operated by Borrower or any of its Subsidiaries) or, to the knowledge of Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b)     To the knowledge of Borrower, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by Borrower or any of its Subsidiaries, or, to the knowledge of Borrower, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim against Borrower or any of its Subsidiaries.

(c)     Notwithstanding anything to the contrary in this Section 7.17, the representations and warranties made in this Section 7.17 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and non-compliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.18.     Labor Relations. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries or, to the knowledge of Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Borrower or any of its Subsidiaries or, to the knowledge of Borrower, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against Borrower or any of its Subsidiaries or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries and (c) no union representation question exists with respect to the employees of Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

7.19.     Intellectual Property, Etc. Each of Borrower and its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business in all material respects, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.20.     Indebtedness. Schedule III sets forth a true and complete list of all Indebtedness (including Contingent Obligations, but excluding the Loans) of Borrower and its Subsidiaries as of the Effective Date (the “Existing Indebtedness”) and which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof as of April 8, 2018 and the name of Borrower and any Credit Party or any Subsidiaries which directly or indirectly guarantees such Indebtedness.

7.21.     Insurance. Schedule IV sets forth a true and complete listing of the material insurance policies maintained by Borrower and its Subsidiaries as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

7.22.     Subordination. After the execution and delivery thereof, each Permitted Subordinated Debt Document is enforceable against Borrower and the holders of the Permitted Subordinated Debt evidenced thereby, and all Obligations hereunder and under the other Credit Documents are within the definition of “Senior Debt” (or any relevant similar term) included in the subordination provisions of such Permitted Subordinated Debt Documents.

7.23.     Anti-Corruption Laws and Sanctions. Borrower, its Subsidiaries and, to the knowledge of Borrower, their respective officers, employees, and directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) Borrower or, to the knowledge of Borrower, any Subsidiary thereof, any of their respective directors, officers or employees, or (ii) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or issuance of a Letter of Credit will violate Anti-Corruption Laws or applicable Sanctions.

7.24.     EEA Financial Institutions. Borrower is not an EEA Financial Institution.

Section 8     Affirmative Covenants. Borrower hereby covenants and agrees that on and after the Effective Date and until the Commitments have terminated and the Loans, Notes and Fees and all other Obligations (other than indemnities described in this Agreement and the other Credit Documents which are not then due and payable) incurred hereunder and thereunder, are paid in full:

8.01.     Information Covenants. Borrower will furnish to Lender:

(a)     Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Borrower, (i) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related unaudited consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by an Authorized Officer of Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(b)     Annual Financial Statements. Within 90 days after the close of each fiscal year of Borrower, (i) the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by KPMG or other independent certified public accountants of recognized national standing, together with a report of such accounting firm (which report shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit) and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c)     Management Letters. To the extent not otherwise included in Borrower’s applicable Form 10K or Form 10Q filed with the SEC, promptly after Borrower’s or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(d)     Forecast. No later than 30 days following the first day of each fiscal year of Borrower, a rolling four-quarter “run-rate” forecast in form reasonably satisfactory to Lender for each of the four quarterly accounting periods of such fiscal year prepared in detail.

(e)     Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a compliance certificate from an Authorized Officer of Borrower in the form of Exhibit I (a “Compliance Certificate”) certifying on behalf of Borrower that, to such officer’s knowledge after due inquiry, (i) no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and (ii) each of the representations and warranties contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects (except for those representations and warranties that are qualified by materiality in which case they shall be true and correct in all respects) as of the date thereof, except to the extent that any such representation and warranty by its terms is made as of a specified date, in which case any such representation or warranty is true and correct in all material respects only as of such specified date, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether Borrower and its Subsidiaries were in compliance with the provisions of Sections 9.08 and 9.09 at the end of such fiscal quarter or year, as the case may be and (y) with respect to the annual financial statements provided for in Section 8.01(b), list all Subsidiaries of Borrower as of the end of such year, provided, however, such list of Subsidiaries may be delivered electronically and shall be deemed to have been delivered on the date on which such information is posted on Borrower’s website or filed electronically with the SEC’s EDGAR system.

(f)     Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after the chief executive officer or chief financial officer of Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Borrower or any of its Subsidiaries (x) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or results in uninsured liability to Borrower or any of its Subsidiaries in excess of $3,000,000 or (y) with respect to any Credit Document, or (iii) any violation or asserted violation (by written notice to Borrower or any Subsidiary) of any law, rule or regulation, or any other event, change or circumstance, in each case, that has or could reasonably be expected to have, a Material Adverse Effect.

(g)     Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) of any Permitted Subordinated Debt or any other material Indebtedness pursuant to the terms of the documentation governing such Indebtedness; provided that so long as Borrower is a reporting company, the posting to the SEC’s website (www.sec.gov/edgar) of financial statements or other information required by this Section 8.01 shall be deemed to satisfy the delivery requirement of such information under this Section 8.01.

(h)     Environmental Matters. Promptly after Borrower’s chief executive officer or chief financial officer obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

(i)     any pending or threatened Environmental Claim against Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by Borrower or any of its Subsidiaries;

(ii)     any condition or occurrence on or arising from any Real Property owned, leased or operated by Borrower or any of its Subsidiaries that (a) results in noncompliance by Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries or any such Real Property;

(iii)     any condition or occurrence on any Real Property owned, leased or operated by Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

(iv)     the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Borrower shall deliver to each Lender all written notices received by Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Borrower’s or such Subsidiary’s response thereto.

(i)     [Reserved].

(j)     Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Borrower or any of its Subsidiaries as Lender may reasonably request.

8.02.     Books, Records and Inspections. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with generally accepted accounting principles and which conform in all material respects to all requirements of law. Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of Lender to visit and inspect, under guidance of officers of Borrower or such Subsidiary, any of the properties of Borrower or such Subsidiary, and to examine the books of account of Borrower or such Subsidiary and discuss the affairs, finances and accounts of Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent Lender may reasonably request.

8.03.     Maintenance of Property; Insurance. Borrower will, and will cause each of its Subsidiaries to, (a) keep all property necessary to the business of Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear and casualty and dispositions in accordance with Section 9.02 excepted, (b) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Borrower and its Subsidiaries, and (c) deliver from time to time upon request of Lender, in form and substance satisfactory to Lender, certificates evidencing Borrower’s and its Subsidiaries’ maintenance of all insurance required by this Section 8.03, including, but not limited to such originals or copies as Lender may request of certificates of insurance, riders and endorsements relating to such insurance.

8.04.     Existence; Franchises. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 8.04 shall prevent (a) sales of assets and other transactions by Borrower or any of its Subsidiaries in accordance with Section 9.02 or (b) the withdrawal by Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.05.     Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to Health Care Laws, Anti-Corruption Laws, and environmental standards and controls), except such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.06.     Compliance with Environmental Laws.

(a)     Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Borrower (i) will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, (ii) will keep or cause to be kept all such Real Property free and clear of any Liens (other than Permitted Liens) imposed pursuant to such Environmental Laws, and (iii) will not generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of Borrower or any of its Subsidiaries.

(b)     (i) After the receipt by Lender of any notice of the type described in Section 8.01(h), (ii) at any time that Borrower or any of its Subsidiaries are not in compliance with Section 8.06(a), or (iii) in the event that Lender has exercised any of the remedies pursuant to the last paragraph of Section 10, Borrower will (in each case) provide, at the sole expense of Borrower and at the request of Lender, an environmental site assessment report concerning any Real Property owned, leased or operated by Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by Lender, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If Borrower fails to provide the same within 45 days after such request was made, Lender may order the same, the cost of which shall be borne by Borrower, and Borrower shall grant and hereby grants to Lender and their respective agents access to such Real Property and specifically grants Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Borrower, all at the sole expense of Borrower.

8.07.     ERISA. Borrower will, and will cause each of its Subsidiaries to, (a) except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, comply in all material respects with the provisions of ERISA and the Code applicable to ERISA Plans and the laws applicable to any Foreign Pension Plan, (b) furnish to Lender as soon as possible after, and in any event within ten (10) days after any responsible officer of Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any event described in Section 10.06 has occurred or is reasonably expected to occur that, alone or together with any other event described therein that has occurred or is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect, a statement of the chief financial officer of Borrower setting forth details as to such event and the action, if any, that Borrower, or any of its Subsidiaries proposes to take with respect thereto and (c) promptly and in any event within ten (10) days after the filing thereof with the (x) United States Department of Labor, furnish to Lender copies of each Schedule SB (Actuarial Information) to the Annual Report (Form 5500 Series) and (y) PBGC, furnish to Lender copies of material correspondence with respect to any of the events referred to in clause (b) above, in each case with respect to each ERISA Plan.

8.08.     End of Fiscal Years; Fiscal Quarters. Borrower will cause (i) each of its, and each of its Subsidiaries, fiscal years to end on December 31 of each year and (ii) each of its, each of its Subsidiaries, fiscal quarters to end on March 31, June 30, September 30 and December 31.

8.09.     Performance of Obligations. Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, lease, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.10.     Payment of Taxes. Borrower will pay and discharge, and will cause each of its respective Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Borrower or any of its Subsidiaries not otherwise permitted under Section 9.01(a); provided that neither Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which (a) could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

8.11.     Use of Proceeds. Borrower will exclusively use all proceeds of (a) the Repurchase Term Loan to fund the Transaction, including to pay the fees and expenses incurred in connection with the Transaction; provided, that a de minimus use of Repurchase Term Loan proceeds for working capital needs and for other general corporate purposes of Borrower and its Subsidiaries will not be a breach of this Section 8.11, (b) the Delayed Draw-Down Term Loan to fund Permitted Share Repurchases or Permitted Acquisitions (in the case of Permitted Acquisitions, up to the aggregate amount permitted under this Agreement), and (c) Revolving Loans for the working capital and general corporate purposes of Borrower and its Subsidiaries, including to pay the fees and expenses incurred in connection with the Transaction.

8.12.       Additional Security; Further Assurances; Etc.

(a)     Except as otherwise provided in Section 9.13, Borrower will, and will cause each of its Wholly-Owned Domestic Subsidiaries to, grant to the Lender security interests and mortgages in such assets and properties of Borrower and such Wholly-Owned Domestic Subsidiaries as are not covered by the original Security Documents and as may be reasonably requested from time to time by Lender (collectively, the “Additional Security Documents”). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance reasonably satisfactory to Lender and shall constitute, after appropriate filings have been made (to the extent required to be so made), valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of Lender required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

(b)     Borrower will, and will cause each of the other Credit Parties to, at the expense of Borrower, make, execute, endorse, acknowledge, file and/or deliver to Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as Lender may reasonably require. Furthermore, Borrower will, and will cause the other Credit Parties to, deliver to Lender such opinions of counsel, title insurance and other related documents as may be reasonably requested by Lender to assure itself that this Section 8.12 has been complied with.

(c)     If Lender reasonably determines that they are required by law or regulation to have appraisals prepared in respect of any Real Property of Borrower and its Subsidiaries constituting Collateral, Borrower will, at its own expense, provide to Lender appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to Lender.

(d)     Borrower agrees that each action required by clauses (a) through (c) of this Section 8.12 shall be completed as soon as reasonably practicable, but in no event later than 90 days after such action is required to be taken or is requested to be taken, as the case may be, at the direction of Lender.

8.13.     Foreign Subsidiaries Security. Following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, with respect to any Foreign Subsidiary of Borrower which has not already had all of its stock pledged pursuant to the Security Agreement, Lender may request in writing that Borrower deliver to Lender within 60 days after such request evidence reasonably satisfactory to Lender that (i) a pledge of 66% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would not reasonably be expected to cause (x) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for Federal income tax purposes, (y) other materially adverse income tax or other consequences to the Credit Parties or (z) violate or conflict with the laws applicable to such Foreign Subsidiary, and, to the extent such evidence is so delivered (or no evidence to the contrary is delivered within such 60-day period) Borrower will, at the written request of Lender, take one or more of the actions described in the immediately succeeding sentence. Provided that the actions set forth in clauses (i) through (iii) above would not cause the conditions set forth in either clause (x) or (y) above to be met, then within 45 days after Lender’s request, (I) Borrower will, or will cause its applicable Subsidiary to, pledge that portion of each such Foreign Subsidiary’s outstanding capital stock not theretofore pledged pursuant to the Security Agreement to Lender pursuant to the Security Agreement (or another pledge agreement in substantially similar form, if needed), (II) Borrower will cause each such Foreign Subsidiary (to the extent that it is a Wholly-Owned Subsidiary) to execute and deliver the Security Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting Lender a security interest in all of each such Foreign Subsidiary’s assets and securing the Obligations of Borrower under the Credit Documents, under any Interest Rate Protection Agreement or Other Hedging Agreement and under any Secured Cash Management Arrangement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and (III) Borrower will cause each such Foreign Subsidiary (to the extent it is a Wholly-Owned Subsidiary) to execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of Borrower under the Credit Documents, under any Interest Rate Protection Agreement or Other Hedging Agreement and under any Secured Cash Management Arrangement, in each case to the extent that the entering into the Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction applicable to such Foreign Subsidiary and with all documents delivered pursuant to this Section 8.13 to be in form and substance reasonably satisfactory to Lender.

8.14.     Ownership of Subsidiaries; Etc. Except (i) for non-Wholly-Owned Subsidiaries existing as of the Effective Date or (ii) as otherwise permitted by the definition of Permitted Acquisition, Borrower will, and will cause each of its Subsidiaries to, either solely or together with one or more other Wholly-Owned Subsidiaries, own 100% of the capital stock and other equity interests of each of their Subsidiaries (other than, in the case of a Foreign Subsidiary, directors’ qualifying shares and nominal shares held by local nationals, in each case to the extent required by applicable law).

8.15.     Permitted Acquisitions.

(a)     Subject to the provisions of this Section 8.15 and the requirements contained in the definition of Permitted Acquisition, Borrower and each of its Wholly-Owned Subsidiaries (provided, that any Permitted Acquisition requiring Acquisition Consideration of $5,000,000 or greater must be by Borrower or a Subsidiary Guarantor) may from time to time effect Permitted Acquisitions in amount up to the Annual Permitted Acquisition Consideration Cap, so long as (in each case except to the extent Lender otherwise specifically agrees in writing in the case of a specific potential acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) Borrower shall have given to Lender at least 5 Business Days’ prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to Lender), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) Lender shall have received, to the extent available, the most recent year-end financial statements then available (audited, if applicable) and the most recent interim unaudited quarterly financial statements then available for the then current fiscal year of the Acquired Entity or Business being acquired pursuant to such proposed Permitted Acquisition, although to the extent that such audited year-end financial statements are not available, Lender shall be reasonably satisfied with the form and scope of all financial statements for such Acquired Entity or Business for the then most recently ended fiscal year of such Acquired Entity or Business and for the then current fiscal year of such Acquired Entity or Business); (iv) calculations are made by Borrower with respect to the financial covenants contained in Sections 9.08 and 9.09 for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with as of the last day of such Calculation Period; (v) all of the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and (vi) Borrower shall have delivered to Lender (with copies for Lender) a certificate executed by one of its Authorized Officers certifying compliance with the requirements of preceding clauses (i) through (v), inclusive (to the extent applicable), and containing the calculations (in reasonable detail) required by preceding clause (iv).

(b)     Within ten (10) days after each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of Lender pursuant to the Security Agreement.

(c)     Borrower will cause (i) each Wholly-Owned Domestic Subsidiary, and (ii) to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary, to execute and deliver all of the documentation as and to the extent required by, Sections 8.12 and 9.13, to the reasonable satisfaction of Lender.

(d)     The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Borrower that the certifications pursuant to this Section 8.15 and the definition of Permitted Acquisition are true and correct and that all conditions thereto have been satisfied (or waived, to the extent applicable, in a prior writing by Lender) and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

8.16.     Cash Management Services Etc. Commencing with the date that is six months after the Effective Date (or such longer period as Lender may agree in its discretion), Borrower and its Wholly-Owned Subsidiaries (other than Foreign Subsidiaries) shall obtain substantially all of their cash management services from Lender other than (i) nominal amounts of cash, (ii) Restricted cash, (iii) cash required to be maintained at Subsidiary Guarantors in order to (but only to the extent required to) maintain capital or net worth requirements imposed on such Subsidiary Guarantors by governmental authorities due to the regulated nature of such Subsidiary Guarantors’ operations, (iv) payroll accounts, and (v) local checking accounts and other operating cash accounts for local offices provided that the funds in such accounts shall not at any time exceed $250,000 in the aggregate.

8.17.     Margin Regulations. Except as provided in the second succeeding sentence, Borrower will take all actions so that at all times the fair market value of all Margin Stock owned by Borrower and its Subsidiaries (other than capital stock of Borrower held in treasury) shall not exceed $50,000. So long as the covenant contained in the immediately preceding sentence is complied with, all Margin Stock at any time owned by Borrower and its Subsidiaries will not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. If at any time the fair market value of all Margin Stock owned by Borrower and its Subsidiaries (other than capital stock of Borrower held in treasury) exceeds $50,000, then (x) all Margin Stock owned by the Credit Parties (other than capital stock of Borrower held in treasury) shall be pledged, and delivered for pledge, pursuant to the Security Agreement and (y) Borrower will execute and deliver to Lender appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with Regulations T, U and X. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required, and subsequent Credit Events shall be permitted, only in compliance with the applicable provisions of Regulations T, U and X.

8.18.     Primary Concentration Account. Commencing with the date that is six months after the Effective Date (or such longer period as Lender may agree in its discretion), Borrower will maintain its Primary Concentration Account with Lender.

Section 9     Negative Covenants. Borrower hereby covenants and agrees that on and after the Effective Date and until the Commitments have terminated and the Loans, Notes, Fees and all other Obligations (other than any indemnities described in this Agreement or the other Credit Documents which are not then due and payable) incurred hereunder and thereunder, are paid in full:

9.01.     Liens. Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(a)     Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies that are in amounts that could not reasonably be expected to have a Material Adverse Effect or are being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(b)     Liens in respect of property or assets of Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, supplier’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially impair the value of Borrower’s and its Subsidiaries’ property or assets taken as a whole or materially impair the use thereof in the operation of the business of Borrower and its Subsidiaries taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(c)     Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule V;

(d)     Liens that are replacements of Liens otherwise permitted under this Section 9.01, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Borrower or any of its Subsidiaries;

(e)     licenses, sublicenses, leases or subleases granted to other Persons that do not materially impair the conduct of the business of Borrower or any of its Subsidiaries;

(f)     Liens upon assets of Borrower or any of its Subsidiaries subject to purchase money debt or Capitalized Lease Obligations to the extent such purchase money debt or Capitalized Lease Obligations are permitted by Section 9.04, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such purchase money debt or Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the purchase money debt or Capitalized Lease Obligation does not encumber any other asset of Borrower or any Subsidiary (except for customary cross-collateralization provisions pursuant to which the lien of the single financial institution may extend to all assets financed by such financial institution and its affiliates);

(g)     easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and that do not materially impair the conduct of the business of Borrower or any of its Subsidiaries;

(h)     Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(i)     Liens arising out of the existence of judgments or awards in respect of which Borrower or any of its Subsidiaries shall be contesting in good faith, so long as such judgments or awards do not constitute an Event of Default hereunder;

(j)     statutory and common law landlords’ liens under leases to which Borrower or any of its Subsidiaries is a party;

(k)     Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with (x) workers compensation claims, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits and (y) deposits securing the performance of bids, tenders, leases (other than Capitalized Lease Obligations) and contracts (other than Indebtedness) in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(l)     Liens on property or assets of Borrower or any of its Subsidiaries in favor of Lender;

(m)    customary Liens in favor of banking institutions encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business;

(n)     Permitted Encumbrances;

(o)     deposit, escrow or similar accounts held by customers of Borrower or any of its Subsidiaries as security for the obligations of Borrower or any of its Subsidiaries under customer contracts entered into in the ordinary course of business on a basis consistent with past practices;

(p)     Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(q)     Liens in respect of the Indebtedness permitted by Section 9.04(e) and (m); provided, that Liens in respect of the Indebtedness permitted by Section 9.04(m) must be limited to the assets originally secured prior to such Permitted Acquisition; and

(r)     Liens not otherwise permitted by clauses (a) through (q) of this Section 9.01 on property or assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $5,000,000.

9.02.     Consolidation, Merger or Sale of Assets, Etc. Borrower will not, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, except:

(a)     sales of inventory in the ordinary course of business;

(b)     the sale, abandonment or other disposition of obsolete, uneconomic, damaged or worn-out property or property that is otherwise no longer used or useful in the ordinary course of business;

(c)     the sale or discount, in each case without recourse and in the ordinary course of business, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction or bulk sale;

(d)     the granting of licenses, sublicenses, leases or subleases (including, without limitation, leases and subleases of Real Property and non-exclusive licenses of patents, trademarks, copyrights and other intellectual property rights) to other Persons that do not materially impair the conduct of the business of Borrower or any of its Subsidiaries;

(e)     the use or transfer of cash or Cash Equivalents in a manner that is not prohibited by the terms of the Credit Documents;

(f)     the granting of Permitted Liens, the making of Investments to the extent permitted by Section 9.05 and the making of Dividends to the extent permitted by the Credit Documents;

(g)     any involuntary loss, damage or destruction of property which is covered by adequate insurance;

(h)     any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(i)     the sale or issuance of equity interests to the extent permitted by the Credit Documents;

(j)     (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of the Borrower or any Subsidiary to the extent not commercially desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights or other intellectual property rights in the ordinary course of business;

(k)     the expiration of leasehold interests or the termination of leasehold interests;

(l)     sales, trades, leases, subleases and other dispositions of non-Collateral assets;

(m)    sales, trades, leases, subleases or other dispositions of assets not otherwise permitted in clauses (a) through (l) above, so long as (i) each such disposition is made at fair market value and (ii) the aggregate fair market value of all assets disposed of in any one fiscal year does not exceed $250,000;

(n)     any Subsidiary of Borrower may merge with and into, or be dissolved or liquidated into, or transfer any of its assets to Borrower or any Wholly-Owned Domestic Subsidiary of Borrower which is a Subsidiary Guarantor so long as (i) in the case of any such merger, dissolution or liquidation involving Borrower, Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in all other cases, a Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation, (iii) the security interests granted to Lender pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation), and (iv) in the case of any such transaction pursuant to which any consideration is paid to a Person that is not a Wholly-Owned Subsidiary of Borrower, such consideration shall be permitted to be paid at such time only to the extent that it could otherwise have been paid pursuant to (and Borrower shall be required to satisfy the provisions of) Section 8.15 and Section 9.05(h), as applicable; and

(o)     (A) any Subsidiary of Borrower that has no assets or liabilities (other than immaterial assets or liabilities) may be dissolved or liquidated, (B) any Subsidiary of Borrower may merge with and into, or be dissolved or liquidated into, or transfer any or all of its assets to, a Subsidiary of Borrower so long as (i) in the case of any such transfer, merger, dissolution or liquidation involving a Wholly-Owned Subsidiary, a Wholly-Owned Subsidiary of Borrower is the surviving entity of any such transaction and (ii) in the case of any such transaction pursuant to which any consideration is paid to a Person that is neither Borrower nor a Wholly-Owned Subsidiary thereof, such consideration shall be permitted to be paid at such time only to the extent that it could otherwise have been paid pursuant to (and Borrower shall be required to satisfy the provisions of) Section 8.15 and Section 9.05(h), as applicable, and (C) any Foreign Subsidiary may merge into another Foreign Subsidiary.

9.03.     Dividends. Borrower will not, nor will it permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Borrower or any of its Subsidiaries, except that:

(a)     any Subsidiary of Borrower may (x) pay Dividends to Borrower or to any Wholly-Owned Subsidiary of Borrower and (y) if such Subsidiary is not a Wholly-Owned Subsidiary of Borrower, pay Dividends to its shareholders, partners or members generally so long as Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account that the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

(b)     so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), and Borrower provides Lender prior notice of its intent to effect Permitted Share Repurchases based on authorization of a repurchase plan by the Board of Directors of Borrower, Borrower may effect Permitted Share Repurchases funded with any combination of Cash on Hand, proceeds from a Revolving Loan, proceeds from a Delayed Draw-Down Term Loan, or proceeds from Permitted Subordinated Debt, provided, that, Cash on Hand used for Permitted Share Repurchases will be limited to $5,000,000 for the fiscal year ending December 31, 2018, and $7,500,000 for each fiscal year thereafter.

(c)     Borrower may pay or make Dividends (other than Dividends arising on account of repurchases by Borrower of common stock or other equity interests in Borrower) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) calculations are made by Borrower with respect to the financial covenants contained in Sections 9.08 and 9.09 for the respective Calculation Period on Pro Forma Basis as if the respective Dividend (as well as all other Dividends theretofore paid or made after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with as of the last day of such Calculation Period, and (iii) in connection with the payment or making of cash Dividends to holders of its capital stock, Borrower shall have delivered to Lender (with copies for Lender) a certificate executed by one of its Authorized Officers certifying compliance with the requirements of preceding clauses (i) through (iii), inclusive, and containing the calculations (in reasonable detail) required by preceding clause (ii).

(d)     For purposes of compliance with this Section 9.03, unless an Event of Default has occurred and is continuing, Borrower may pay any Dividend within 70 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement.

9.04.     Indebtedness. Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a)     Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(b)     Indebtedness outstanding on the Effective Date and listed on Schedule III (as reduced by any permanent repayments of principal thereof);

(c)     any Indebtedness that is an extension, renewal or refinancing of Indebtedness permitted by this Section 9.04; provided, that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

(d)     Indebtedness of Borrower under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

(e)     Indebtedness of Borrower under Other Hedging Agreements providing protection to Borrower and its Subsidiaries against fluctuations in currency values in connection with Borrower’s or any of its Subsidiaries’ foreign operations so long as the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(f)     Indebtedness consisting of guaranties by Borrower of Indebtedness of a Subsidiary permitted under this Agreement and with a maximum liability not in excess of $1,000,000;

(g)     Indebtedness in respect of overdrafts and related liabilities arising from treasury, depository, credit or debit card, purchasing card, procurement card, stored value card, or cash management services (including any automated clearing house transfers of funds netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements) in each case in connection with deposit accounts incurred in the ordinary course of business;

(h)     Indebtedness of Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 9.04(f);

(i)     Permitted Subordinated Debt of Borrower in an aggregate principal amount not in excess of $25,000,000 at any one time outstanding, so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Subordinated Debt, (ii) no Default or Event of Default exists at the time of incurrence thereof or would result therefrom, (iii) the Net Debt Proceeds therefrom are used to effect a Permitted Acquisition or Permitted Share Repurchase in accordance with the requirements of this Agreement, (iv) calculations are made by Borrower with respect to the financial covenants contained in Sections 9.08 and 9.09 for the respective Calculation Period on a Pro Forma Basis as if such Permitted Subordinated Debt (as well as all other Permitted Subordinated Debt theretofore incurred after the first day of such Calculation Period) had been incurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with as of the last day of such Calculation Period and (v) Borrower shall have delivered to Lender a certificate executed by one of its Authorized Officers certifying compliance with the requirements of preceding clauses (i) through (iv), inclusive, and containing the calculations (in reasonable detail) required by preceding clause (iv);

(j)     Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(k)     Indebtedness representing deferred compensation to employees of a Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(l)      Indebtedness of Borrower supported by a letter of credit in a principal amount not to exceed the face amount of such letter of credit;

(m)     Indebtedness of Borrower or its Subsidiaries assumed in a Permitted Acquisition;

(n)     Indebtedness constituting Investments to the extent permitted by Section 9.05;

(o)     accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that is otherwise permitted hereunder;

(p)     unsecured Indebtedness of Borrower or its Subsidiaries consisting of earn-out, performance bonus, consulting or deferred compensation or purchase price adjustment owing to sellers of assets or equity interests the Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions; and

(q)     Indebtedness (including purchase money debt and Capitalized Lease Obligations) not otherwise permitted by clauses (a) through (p) of this Section 9.04 not in excess of $5,000,000 in the aggregate at any time outstanding.

9.05.     Advances, Investments and Loans. Borrower will not, and will not permit its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(a)     Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business;

(b)     Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(c)     Borrower and its Subsidiaries may make Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(d)     Borrower and its Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule VI, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 9.05;

(e)     Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers or otherwise arising in the ordinary course of business, including in connection with the foreclosure or enforcement of any Lien in favor of Borrower or any of its Subsidiaries;

(f)     Borrower and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(d);

(g)     Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(e);

(h)     Borrower and the Subsidiary Guarantors may make capital contributions to their respective Subsidiaries that are Subsidiary Guarantors;

(i)     Borrower may enter into guarantees to the extent permitted under Section 9.04;

(j)     Permitted Acquisitions shall be permitted in accordance with Section 8.15;

(k)     Borrower may acquire and hold obligations of one or more officers, directors or other employees of Borrower or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of Borrower so long as no cash is paid by Borrower or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(l)     Borrower may make loans and advances to Borrower’s or any of its Subsidiaries’ officers, directors or employees for reasonable and customary business and relocation expenses in the ordinary course of business;

(m)     Borrower and its Subsidiaries may make intercompany loans and advances to each other (provided, however, that intercompany loans and advances made by Borrower or its Domestic Subsidiaries to its or their Foreign Subsidiaries shall not exceed $10,000,000 in the aggregate at any time outstanding); and

(n)     Borrower may make Investments not otherwise permitted by clauses (a) through (m) of this Section 9.05 not in excess of $5,000,000 in the aggregate at any time outstanding.

9.06.     Transactions with Affiliates. Borrower will not, and will not permit its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Borrower or such Subsidiary as would reasonably be obtained by Borrower or such Subsidiary at that time in a comparable arm’s length transaction with a Person other than an Affiliate, except that:

(a)     Dividends may be paid to the extent provided in Section 9.03;

(b)     loans may be made and other transactions may be entered into by Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

(c)     customary fees, indemnities and reimbursements may be paid to officers and directors of Borrower and its Subsidiaries;

(d)     Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, severance arrangements, net share settlement, and other similar compensatory arrangements with officers, employees and directors of Borrower and its Subsidiaries in the ordinary course of business;

(e)     periodic allocations of operating and overhead expenses among Borrower and its Subsidiaries may be made;

(f)     any Subsidiary of Borrower may pay to Borrower or any other Subsidiary, management, consulting or similar fees on a basis consistent with past practices;

(g)     Borrower and its Subsidiaries may enter into transactions that are approved by a majority of the Disinterested Directors; and

(h)     Borrower and its Subsidiaries may incur Permitted Subordinated Debt from an Affiliate.

Notwithstanding anything to the contrary contained in this Agreement, Borrower will not, and will not permit any of its Subsidiaries to, pay any management, consulting or similar fees to any of their respective Affiliates that are not Subsidiary Guarantors other than as permitted by clause (f) above.

9.07.     Changes to Legal Names, Organizational Identification Numbers, Jurisdiction or Type or Organization. Borrower will not, and will not permit any of the other Credit Parties to, change its legal name until (a) it shall have given to Lender not less than 30 days' prior written notice of its intention so to do (or such shorter period of time as may be acceptable to Lender), clearly describing such new name and providing other information in connection therewith as Lender may reasonably request, and (b) with respect to such new name, it shall have taken all action reasonably requested by Lender to maintain the security interests of Lender in the Collateral intended to be granted pursuant to the applicable Security Documents at all times fully perfected and in full force and effect. In addition, to the extent that any Credit Party does not have an organizational identification number on the Effective Date and later obtains one, or if there is any change in the organizational identification number of any Credit Party, Borrower or such other Credit Party shall promptly notify Lender of such new or changed organizational identification number and shall take all actions reasonably satisfactory to Lender to the extent necessary to maintain the security interests of Lender in the Collateral intended to be granted pursuant to the applicable Security Documents fully perfected and in full force and effect. Furthermore, Borrower will not, and will not permit any of the other Credit Parties to, change its jurisdiction of organization or its type of organization until (i) it shall have given to Lender not less than 15 days prior written notice of its intention so to do (or such shorter period of time as may be acceptable to Lender), clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as Lender may reasonably request (although no change pursuant to this Section 9.07 shall be permitted to the extent that it involves a “registered organization” (within the meaning of the Nebraska UCC) ceasing to constitute same) and (ii) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by Lender to maintain the security interests of Lender in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect.

9.08.     Consolidated Fixed Charge Coverage Ratio. Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of Borrower to be less than 1.10:1.00.

9.09.     Consolidated Cash Flow Leverage Ratio. Borrower will not permit the Consolidated Cash Flow Leverage Ratio for any Test Period ending on the last day of any fiscal quarter of Borrower to be greater than 3.00:1.00.

9.10.     Limitations on Payments of Permitted Subordinated Debt; Modifications of Certificate of Incorporation, By-Laws and Documents Governing Permitted Subordinated Debt. Borrower will not, and will not permit its Subsidiaries to:

(a)     make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto, or with any other Person, money or securities before due for the purpose of paying when due), any Permitted Subordinated Debt, provided, however, so long as no Default or Event of Default then exists or would result therefrom, Borrower may pay in cash interest which due on such Permitted Subordinated Debt.

(b)     on and after the execution and delivery of any Permitted Subordinated Debt Document, amend or modify (or permit the amendment or modification of) any Permitted Subordinated Debt Document, other than any such amendment or modification that (i) makes the provisions thereof less restrictive on Borrower and its Subsidiaries (including with respect to any representation, warranty, covenant, default or event of default), (ii) reduces interest rates, commissions or fees paid (or to be paid) by Borrower or any of its Subsidiaries in connection therewith, (iii) extends the stated maturity of any Indebtedness thereunder, (iv) reduces or eliminates any prepayment premiums or (v) is otherwise not adverse to Lender in any material respect (in the reasonable opinion of Lender), provided that no amendment or modification may be made to the subordination provisions contained in any Permitted Subordinated Debt Document without the prior written consent of Lender; and

(c)     except in connection with the Recapitalization Transaction, amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, unless such amendment, modification, change or other action contemplated by this clause (c) is permitted under Section 9.07 or could not reasonably be expected to be adverse to the interests of Lender in any material respect.

9.11.     Use of Proceeds. Borrower will not request any Borrowing, and Borrower shall not directly, or, to its knowledge, indirectly use the proceeds of any Borrowing or (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (d) in violation of Section 7.08.

9.12.     Business, Etc. Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by Borrower and its Subsidiaries as of the Effective Date and reasonable extensions thereof and businesses ancillary or complementary thereto.

9.13.     Limitation on Creation of Subsidiaries. Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, provided that Borrower and its Wholly-Owned Subsidiaries may (x) establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries and (y) establish, create and acquire non-Wholly-Owned Subsidiaries to the extent permitted by the definition of Permitted Acquisition, in each case so long as (i) all of the capital stock and other equity interests of such new Subsidiary (except in the case of a Foreign Subsidiary, in which case, 65% of the capital stock and other equity interests) are (to the extent owned by a Credit Party) pledged to the Lender pursuant to, and to the extent required by, the Security Agreement, (ii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.13, each new Wholly-Owned Foreign Subsidiary) executes and delivers to the Lender a counterpart of the Subsidiaries Guaranty and the Security Agreement, (iii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.13, each new Wholly-Owned Foreign Subsidiary) enters into such mortgages and other Additional Security Documents as Lender may require pursuant to Section 8.12 and (iv) each such new Wholly-Owned Domestic Subsidiary (and to the extent required by Section 8.13, each new Wholly-Owned Foreign Subsidiary) executes and delivers all other relevant documentation (including opinions of counsel, resolutions, officers’ certificates and UCC financing statements) of the type described in Section 5 as such new Subsidiary would have had to deliver if it were a Credit Party on the Effective Date.

9.14     Limitation on Issuance of Capital Stock.

(a)      Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or other preferred equity interests other than (x) Qualified Preferred Stock of Borrower or (y) any preferred stock issued by a Subsidiary of Borrower except to the extent that such preferred stock is held by Borrower or a Wholly-Owned Subsidiary thereof or (ii) any redeemable common stock or other redeemable common equity interests other than redeemable common stock or other redeemable common equity interests that is redeemable at the sole option of Borrower or such Subsidiary, as the case may be.

(b)      Borrower will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then-outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Borrower or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary, (iii) in the case of Foreign Subsidiaries, to qualify directors and other nominal amounts required to be held by local nationals in each case to the extent required by applicable law, or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

Section 10     Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

10.01.     Payments. Borrower shall default in the payment when due of any principal or interest of any Loan or any Note, and such failure shall continue unremedied for a period of three Business Days; or

10.02.     Representations, Etc. Any representation, warranty or statement made or deemed made by Borrower herein or in any other Credit Document or in any certificate delivered to Lender or Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03.     Covenants. Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.04 (solely with respect to Borrower), 8.08, or 8.11 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default pursuant to this sub clause (ii) shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by Lender; or

10.04.     Default Under Other Agreements. (i) Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $3,000,000; or

10.05.    Bankruptcy, Etc. Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or any of its Subsidiaries which custodian is not dismissed within 60 days after the date of such appointment or the date such custodian takes charge, or Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or any of its Subsidiaries, or there is commenced against Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

10.06.     ERISA. (a) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any ERISA Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of an ERISA Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such ERISA Plan within the following 30 days, any ERISA Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such ERISA Plan, any ERISA Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any ERISA Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to an ERISA Plan or a Foreign Pension Plan has not been timely made, Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of an ERISA Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Borrower or any of its Subsidiaries have incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or ERISA Plans or Foreign Pension Plans, a “default” within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any ERISA Plan, any Change in Law, or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any ERISA Plan; and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability, which lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, in the reasonable opinion of Lender, a Material Adverse Effect; or

10.07.     Security Documents. After the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give Lender the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of Lender, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01)), other than a waiver or release by Lender and other than UCC financing statements (if any) the effectiveness of which have lapsed as a result of Lender’s failure to file proper continuation statements as required by the UCC, and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

10.08.     Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting for or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

10.09.     Judgments. One or more judgments or decrees shall be entered against Borrower or any of its Subsidiaries and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, (a) involving in the aggregate for Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company), and the aggregate amount of all such judgments equals or exceeds $5,000,000, or (b) with respect to the Transaction, this Agreement or any other Credit Document, or any documentation executed in connection herewith or therewith, that has had, or could reasonably be expected to have, a Material Adverse Effect; or

10.10.     Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Lender may, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of Lender or the holder of any Note to enforce its claims against Borrower (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to Borrower, the result which would occur upon the giving of written notice by Lender as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the any or all of the Commitments terminated, whereupon the Commitments of Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; and (iii) apply any cash collateral held by Lender pursuant to Section 4.02 to the repayment of the Obligations.

10.11.     Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments received by Lender from or on behalf of Borrower or any guarantor during the continuance of such Event of Default against all of any part of the Obligations, and Lender shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Lender may deem advisable notwithstanding any previous application by the Lender.

Section 11     Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of Borrower or (y) 100% of the capital stock of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of Borrower (or shall be merged with and into Borrower or a Wholly-Owned Subsidiary of Borrower, with Borrower or such Wholly-Owned Subsidiary being the surviving Person).

“Acquisition Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of Borrower Common Stock (based on (x) the closing and/or trading price of Borrower Common Stock on the date of such Permitted Acquisition or such other date as agreed in the definitive documentation relating to such Permitted Acquisition on the stock exchange on which Borrower Common Stock is listed or the automated quotation system on which Borrower Common Stock is quoted, or (y) if Borrower Common Stock is not listed on an exchange or quoted on a quotation system, the bid and asked prices of Borrower Common Stock in the over-the-counter market at the close of trading or (z) if Borrower Common Stock is not so listed, based on a good faith determination of the Board of Directors of Borrower) issued (or to be issued) as consideration in connection with such Permitted Acquisition, (ii) the fair market value of all Qualified Preferred Stock of Borrower (based on a good faith determination of the Board of Directors of Borrower) issued (or to be issued) as consideration in connection with such Permitted Acquisition, (iii) the aggregate amount of all cash paid (or to be paid) by Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including payments of fees, costs, expenses and taxes in connection therewith), (iv) the aggregate principal amount of, and other obligations due under, all Indebtedness assumed, incurred and/or issued by Borrower or any of its Subsidiaries in connection with such Permitted Acquisition, (v) the aggregate amount that could reasonably be expected to be paid (based on good faith projections prepared by Borrower) pursuant to any earn-out, performance bonus, consulting or deferred compensation or purchase price adjustment for such Permitted Acquisition and (vi) the fair market value (based on a good faith determination of Borrower) of all other consideration payable in connection with such Permitted Acquisition.

“Additional Security Documents” shall have the meaning provided in Section 8.12(a).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither Lender nor any Affiliate thereof shall be considered an Affiliate of Borrower or any Subsidiary thereof.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Annual Permitted Acquisition Consideration Cap” shall mean $10,000,000; provided that, Acquisition Consideration paid with Permitted Subordinated Debt will not count against the Annual Permitted Acquisition Consideration Cap.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, in each case, as amended.

“Attributable Debt” shall mean, as of any date of determination thereof, without duplication, (i) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to generally accepted accounting principles at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease, and (ii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing (including an off-balance sheet receivables financing) product to which such Person is a party.

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, and similar notices, any person or persons that has or have been authorized by the board of directors of Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards or incumbency certificates on file with Lender, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the treasurer or the principal accounting officer of Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Borrower.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Board of Directors” shall mean, as to any Person, the board of directors or other comparable governing body of such Person or any committee thereof duly authorized to act on behalf of the board of directors or comparable governing body.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower Common Stock” shall have the meaning provided in Section 7.13.

“Borrowing” shall mean a borrowing under the Revolving Loan, the Repurchase Term Loan or the Delayed Draw-Down Term Loan, as the context may require.

“Business Day(s)” shall mean any day except Saturday, Sunday and any day which shall be in Omaha, Nebraska, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Calculation Period” shall mean, in the case of any Permitted Acquisition or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of any such Permitted Acquisition or other event for which financial statements have been delivered to the Lender pursuant to this Agreement.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency, instrumentality or sponsored corporation thereof and backed by the full faith and credit of the United States, and in each case having maturities of not more than two years from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit, overnight bank deposits and bankers’ acceptances with Lender or any commercial bank of recognized standing, having capital and surplus in excess of $250,000,000 and the commercial paper of the holding company of which, at the time of acquisition thereof, is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating, at the time of acquisition thereof, of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (iii) repurchase obligations with a term of not more than 92 days for underlying securities of the types described in clause (i) above and entered into with any commercial bank meeting the qualifications specified in clause (ii) above, (iv) other investment instruments offered or sponsored by financial institutions having capital and surplus in excess of $250,000,000 and the commercial paper of the holding company of which, at the time of acquisition thereof, is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating, at the time of acquisition thereof, of at least A+ or the equivalent thereof by S&P or at least A-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (v) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having, at the time of acquisition thereof, one of the two highest rating categories obtainable from either Moody’s or S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (vi) commercial paper or corporate bonds rated, at the time of acquisition thereof, at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing within two years after the date of acquisition, (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above, and (viii) in the case of any Foreign Subsidiary of Borrower, (x) certificates of deposit (or comparable instruments) of any bank with which such Foreign Subsidiary regularly transacts business and with maturities of not more than six months from the date of acquisition by such Foreign Subsidiary, (y) overnight deposits and demand deposit accounts maintained with any bank that such Foreign Subsidiary regularly transacts business and (z) securities of the type and maturity described in clause (i) above but issued by the principal Governmental Authority in which such Foreign Subsidiary is organized so long as such security has the highest rating available from either S&P or Moody’s.

“Cash on Hand” shall mean, at any time, the aggregate total of Unrestricted Cash and Unrestricted Cash Equivalents on Borrower’s balance sheet and available for use minus the outstanding principal balance of the Revolving Loans.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall mean the occurrence of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (b) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” after the Effective Date regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall mean (i) any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) other than the Permitted Holders, (A) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective Date), directly or indirectly, of 33% or more of the outstanding total Voting Power of Borrower’s (or the Successor Borrower’s, as applicable) capital stock (determined on a fully diluted basis) or (B) shall have obtained the power (whether or not exercised) to elect a majority of Borrower’s (or the Successor Borrower’s, as applicable) directors, (ii) at any time the Board of Directors of Borrower (or the Successor Borrower’s, as applicable) shall cease to consist of a majority of Continuing Directors, or (iii) a “change of control” (or similar event) shall occur as provided in any Permitted Subordinated Debt Document.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) by any Credit Party pursuant to any Security Document, including, without limitation, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral or held by Lender.

“Commitment” means the Revolving Loan Commitment, the Repurchase Term Loan Commitment, the Delayed Draw-Down Term Loan Commitment, or any combination thereof (as the context requires).

“Compliance Certificate” shall have the meaning provided in Section 8.01(e).

“Connection Income Taxes” means taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes, in each case, imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Credit Document).

“Consolidated Cash Flow Leverage Ratio” shall mean, at any time, the ratio of (a) Consolidated Indebtedness minus the principal amount of Permitted Subordinated Debt at such time to (b) Consolidated EBITDA.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period adjusted by (x) adding thereto, without duplication and to the extent deducted in arriving at Consolidated Net Income for such period: (a) Consolidated Interest Expense; (b) provision for federal, state, local or foreign franchise taxes or taxes based on income; (c) the amount of all amortization of intangibles and depreciation; (d) non-cash charges for the impairment of goodwill or other intangibles or the write-off of goodwill, intangibles or other assets; (e) the amortization or write-off of deferred financing, legal and accounting costs with respect to the Transaction or any Permitted Acquisition; and (f) the amount of all other non-cash charges (including non-cash compensation expenses) or non-cash losses, and (y) deducting therefrom, the amount of all cash payments during such period that are associated with any non-cash charges or non-cash losses that were added back to Consolidated Net Income in a previous period pursuant to preceding clause (x)(f); and, in each case, without giving effect to (i) any extraordinary gains, (ii) any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, and (iii) any non cash income; it being understood that in determining the Consolidated Cash Flow Leverage Ratio, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by Borrower or any of its Subsidiaries during such period.

“Consolidated Fixed Charge Coverage Ratio” shall mean the ratio of (a) (i) Consolidated EBITDA for a period minus (ii) unfinanced Capital Expenditures (excluding unfinanced Capital Expenditures for Permitted Acquisitions up to the Annual Permitted Acquisition Consideration Cap) for such period minus (iii) tax expenses paid in cash for such period minus (iv) Dividends (excluding Dividends (A) which are Permitted Share Repurchases or (B) in connection with the Recapitalization Transaction) for such period to (b) the sum of (i) Consolidated Interest Expense paid in cash for such period plus (ii) scheduled principal amortization payments or redemptions (as initially scheduled on the incurrence of such debt and excluding optional prepayments thereof) on Indebtedness required to be paid in cash for such period (other than “balloon” payments made at maturity of purchase money debt or Capitalized Lease Obligations to the extent financed with the proceeds of Indebtedness refinanced as permitted under this Agreement or the disposition of capital assets secured by funded Indebtedness), and (iii) Capitalized Lease Obligations payments for such period.

“Consolidated Indebtedness” shall mean, at any time, the remainder of the sum of, without duplication, (i) the aggregate principal amount of all Indebtedness (or, if greater, the aggregate face amount of any Indebtedness issued at a discount) of Borrower and its Subsidiaries at such time (including, without limitation, all Loans, drawn amounts under letters of credit, Capitalized Lease Obligations and guaranties of other Indebtedness) and (ii) the aggregate outstanding amount of all Attributable Debt of Borrower and its Subsidiaries at such time; provided that for purposes of this definition, the amount of Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the unrealized net loss position, if any, of Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time.

“Consolidated Interest Expense” shall mean, for any period, the sum of the total consolidated interest expense of Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of Borrower and its Subsidiaries representing the interest factor for such period whether or not actually paid during such period, (ii) all Fees accrued during such period pursuant to Sections 3.01(a), (b) and (c), and (iii) the interest component (or imputed interest) of any lease payment or other off balance sheet financing under Attributable Debt transactions paid by Borrower and its Subsidiaries for such period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Borrower and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of Borrower or is accounted for by Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary, and (iii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or all or substantially all of the property or assets of such Person are acquired by Borrower or a Subsidiary of Borrower shall be excluded.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or reimbursement, hold harmless, indemnification and similar provisions in commercial agreements entered into in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” shall mean the directors of Borrower on the Effective Date and each other director, if such director’s nomination for election to the Board of Directors of Borrower is recommended, nominated or approved by a majority of then Continuing Directors or Permitted Holders.

“Credit Documents” shall mean this Agreement, each Note, the Subsidiaries Guaranty, the Security Documents, the Grant of Security Interest in U.S. Trademarks, the Grant of Security Interest in U.S. Copyrights, the Grant of Security Agreement in U.S. Patents, the Additional Security Documents, and collateral assignments, pledge agreements, account assignments, control agreements, or other reimbursement agreements, any subordination agreements, intercreditor agreements and any and all other agreements, instruments and documents, including powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Credit Party and/or delivered to Lender in connection with this Agreement.

“Credit Event” shall mean the making of any Loan.

“Credit Party” shall mean Borrower and each Subsidiary Guarantor.

“Deed of Trust” shall mean a deed of trust substantially in the form of Exhibit F, with such modifications thereto as any local counsel of the Lender may deem necessary or appropriate.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Delayed Draw-Down Term Loan” shall have the meaning provided in Section 1.01(c).

“Delayed Draw-Down Term Loans” shall have the meaning provided in Section 1.01(c).

“Delayed Draw-Down Term Loan Commitment” shall mean $15,000,000.

“Delayed Draw-Down Term Loan Effective Date” shall have the meaning provided in Section 1.06(b).

“Delayed Draw-Down Term Loan Maturity Date” shall mean April 18, 2023.

“Delayed Draw-Down Term Loan Note” shall have the meaning provided in Section 1.05(a).

“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dividend” shall mean, with respect to any Person, any payment of a distribution, interest, or dividend on any capital stock or other equity interests, as the case may be, or any purchase, redemption, or other acquisition or retirement for value of any capital stock or other equity interest, as the case may be.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of Borrower incorporated or organized in the United States, any State thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which (i) Borrower the Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Lender and (ii) the conditions contained in Section 5 are met to the satisfaction of Lender or waived by Lender. Upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Lender’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have deemed to have occurred and Lender shall give Borrower prompt notice of the occurrence of the Effective Date.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any actual or alleged violation of any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Indemnity Agreement” shall have the meaning provided in Section 5.14.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health and safety, or Hazardous Materials, including, without limitation and to the extent applicable, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3000(f) et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and other similar state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA or any successor statute, amendatory thereof, supplemental thereto, or substituted therefor.

“ERISA Affiliate” shall mean any Subsidiary of a Credit Party and any trade or business (whether or not incorporated), which, together with any Credit Party or any Subsidiary of a Credit Party, is treated as a single employer under Section 414 of the Code.

“ERISA Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA, other than a "multiemployer plan" as defined in Section 3(37) of ERISA, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code, and that is sponsored, maintained, or contributed to by any Credit Party or ERISA Affiliate or with respect to which any Credit Party or ERISA Affiliate has any liability, contingent or otherwise.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 10.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Indebtedness” shall have the meaning provided in Section 7.20.

“Existing Indebtedness Agreements” shall have the meaning provided in Section 5.16(d).

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Foreign Pension Plan” shall mean any defined benefit pension plan (including, without limitation, any superannuation fund) which is established, contributed to, or maintained by Borrower or any one or more of its Subsidiaries outside the United States of America and which is required by applicable laws to be funded.

“Foreign Subsidiary” shall mean each Subsidiary of Borrower that is not a Domestic Subsidiary.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, in each case, in excess of applicable legal limits; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority.

“Health Care Laws” shall mean any and all applicable current and future laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services (“HHS”), the Office of Inspector General of HHS, the Drug Enforcement Administration or any other Governmental Authority, including any state and/or local professional licensing laws, certificate of need laws and state reimbursement laws, applicable in any way to the conduct of the business of Borrower or any Subsidiary thereof.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement, and (viii) all Attributable Debt of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person (including pursuant to customer service contracts).

“Indemnified Taxes” shall have the meaning provided in Section 4.04(a).

“Index” shall have the meaning provided in Section 1.06(b).

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Investments” shall have the meaning provided in Section 9.05.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean First National Bank of Omaha, a national banking association.

“LIBOR Rate” means the London Interbank offered rate for U.S. Dollar deposits published in the Wall Street Journal as the One (1) Month LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan, each Delayed Draw-Down Term Loan and the Repurchase Term Loan.

“Management Agreements” shall have the meaning provided in Section 5.16(b).

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, operations, property or financial condition of Borrower and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Credit Parties, taken as a whole, to perform their obligations hereunder or under any other Credit Document or (iii) a material adverse effect on the rights and remedies of the Lender hereunder or under any other Credit Document.

“Minimum Borrowing Amount” shall mean (i) for Revolving Loans, except as provided in Section 1.03(d), $10,000, and (ii) for Delayed Draw-Down Term Loans, $250,000.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor corporation thereto.

“Mortgaged Property(ies)” shall mean the real estate, fixtures and improvements thereon generally described as Borrower’s owner occupied building located at 1245 Q Street, Lincoln, Nebraska.

“Net Debt Proceeds” shall mean, with respect to any incurrence or issuance of Indebtedness for borrowed money, the cash proceeds (net of (i) underwriting discounts and commissions and other reasonable fees, expenses and costs associated therewith including, without limitation, those of attorneys, accountants and other professionals and (ii) any portion of such proceeds equal to the amount required to be and actually applied to pay Indebtedness permitted by Section 9.04 that is secured by the asset sold or disposed of (to the extent those same proceeds were used to pay such Indebtedness permitted by Section 9.04)) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

“Note” shall mean the Revolving Note, the Repurchase Term Loan Note and/or the Delayed Draw-Down Term Loan Note, as the context may require.

“Notice of Borrowing” shall have the meaning provided in Section 1.03(c).

“Notice Office” shall mean the office of Lender located at 1620 Dodge Street, Stop 1029, Omaha, Nebraska 68102 Attention: Nate McKown, Telephone: (402) 323-5223 or such other office or person as Lender may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all amounts in respect of any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such taxes that are imposed with respect to an assignment as a result of a present or former connection between Lender or the applicable Lender and the jurisdiction imposing such tax.

“Patriot Act” means the Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) as may be amended or updated.

“Payment Office” shall mean the office of Lender located at: 1620 Dodge Street, Stop 1029, Omaha, Nebraska 68102 Attention: Nate McKown, Telephone: (402) 323-5223, and or such other office as Lender may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition” shall mean the acquisition by Borrower or a Wholly-Owned Subsidiary of Borrower of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into Borrower (so long as Borrower is the surviving corporation) or a Wholly-Owned Subsidiary of Borrower (so long as such Wholly-Owned Subsidiary is the surviving corporation)), provided that (in each case) (A) in the case of the acquisition of the capital stock or other equity interests of any Person (including way of merger), such Person shall own no capital stock or other equity interests of any other Person (excluding de minimis amounts) unless either (x) such Person and/or its Wholly-Owned Subsidiaries own at least 100% of the capital stock or other equity interests of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly-Owned Subsidiary of such Person was non-Wholly-Owned prior to the date of such Permitted Acquisition of such Person, (B) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.12 and (C) all applicable requirements of Section 8.15 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, Lender agrees in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage title policy (or binding commitment) delivered to the Lender with respect thereto, all of which exceptions must be acceptable to the Lender in its reasonable discretion.

“Permitted Holders” means Michael Hays, his spouse, trusts or other entities directly or indirectly holding Borrower’s Common Stock for the benefit of Michael Hays, his wife, their respective sisters and brothers, and/or their respective lineal descendants (by blood or adoption) of any such persons, and other entities beneficially owned or economically for the benefit of Michael Hays, his spouse, their respective sisters and brothers, and/or their lineal descendants (by blood or adoption) of any such persons.

“Permitted Liens” shall have the meaning provided in Section 9.01.

“Permitted Share Repurchase” shall mean a transaction whereby Borrower purchases shares of Borrower Common Stock to the extent permitted by Section 9.03(b).

“Permitted Subordinated Debt” shall mean any subordinated Indebtedness of Borrower incurred in connection with, and to finance, a Permitted Acquisition or Permitted Share Repurchase, which Indebtedness may be guaranteed on a subordinated basis by Borrower and all of the terms and conditions of which (including, without limitation, with respect to interest rate, amortization, redemption provisions, maturities, covenants, defaults, remedies, guaranties, standstill provisions, cash pay limitations and subordination provisions) and the documentation therefor are reasonably satisfactory to Lender, as such Indebtedness may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; provided, that in any event, unless the Lender otherwise expressly consents in writing prior to the issuance thereof, (i) the lender on such Indebtedness will be a Permitted Holder, (ii) the rate of interest applicable to such Indebtedness will at no point exceed Lender’s prime rate as in effect on the date of incurrence of such Indebtedness plus 300 basis points (3.00%), and no such Indebtedness shall be secured by any asset of Borrower or any of its Subsidiaries, (iii) no such Indebtedness shall be guaranteed by any other Person, (iv) no such Indebtedness shall be subject to scheduled amortization, redemption, sinking fund, mandatory prepayments (other than pursuant to a customary “change of control” provision that is subject to the prior repayment of the Obligations and termination of the Commitments) or similar payment or have a final maturity, in either case prior to the date occurring one year following the latest maturity date of any of the Loans, (v) the documentation governing such Indebtedness shall not include any financial maintenance covenants, and (vi) the subordination provisions contained therein shall provide for a permanent block on payments with respect to such Indebtedness upon the occurrence and continuation of a payment default with respect to “senior debt” and cover all obligations under Interest Rate Protection Agreements and Other Hedging Agreements, (vii) such Indebtedness will be subject to a subordination agreement in favor of Lender in form of substance acceptable to Lender. The incurrence of Permitted Subordinated Debt shall be deemed to be a representation and warranty by Borrower that all conditions thereto have been satisfied in all material respects and that the incurrence of such Permitted Subordinated Debt is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

“Permitted Subordinated Debt Documents” shall mean, on and after the execution and delivery thereof, each note, instrument, agreement, guaranty and other documents relating to each incurrence of Permitted Subordinated Debt, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Primary Concentration Account” shall mean the principal concentration and disbursement account utilized by Borrower for its and its Wholly-Owned Subsidiaries’ cash management systems, with account number, and other operating accounts of Borrower or its Wholly Owned Subsidiaries maintained at Lender.

“Projections” shall mean the projections that were prepared by or on behalf of Borrower in connection with the Transaction and delivered to Lender on April 12, 2018.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) any disposition of a material business line or Subsidiary of Borrower consummated after the first day of the relevant Calculation Period as if such disposition (and the application of the proceeds therefrom) was consummated (and the proceeds therefrom had been applied) on the first day of the relevant Calculation Period, and/or (y) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, as if such Permitted Acquisition was consummated on the first day of the relevant Calculation Period and taking into account factually supportable and identifiable cost savings and expenses directly attributable to any such Permitted Acquisition which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period. In connection with the foregoing, any Indebtedness incurred, assumed or repaid by Borrower or any Subsidiary in connection with the disposition or Permitted Acquisition (i) shall be deemed to have been incurred, assumed or repaid as of the first day of the Calculation Period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Qualified Preferred Stock” shall mean any preferred stock of Borrower so long as the terms of any such preferred stock (w) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the one year anniversary of the Repurchase Term Loan Maturity Date, (x) do not require the cash payment of dividends or distributions that would otherwise be prohibited by this Agreement, (y) do not contain any covenants (other than periodic reporting covenants) and (z) are otherwise reasonably satisfactory to the Lender.

“Rating Agency” shall mean each of Moody’s and S&P.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recapitalization Transaction” shall mean that certain transaction of the Borrower and its shareholders described in the Rule 13e-3 Transaction Statement on Amendment No. 5 to Schedule 13E-3 filed by Borrower with the Securities and Exchange Commission on March 13, 2018.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or seeping into the environment.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to an ERISA Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Repurchase Term Loan” shall have the meaning provided in Section 1.01(b).

“Repurchase Term Loan Commitment” means $40,000,000.

“Repurchase Term Loan Commitment Fee” shall mean $100,000.

“Repurchase Term Loan Maturity Date” means April 18, 2023.

“Repurchase Term Loan Note” shall have the meaning providing in Section 1.05(a).

“Restricted” shall mean, when referring to cash or Cash Equivalents of Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required under generally accepted accounting principles to appear) as “restricted” on a consolidated balance sheet of Borrower or of any such Subsidiary, (ii) are subject to any Lien in favor of any Person or (iii) are not otherwise generally available for use by Borrower or any of its Subsidiaries.

“Revolving Loan(s)” shall have the meaning provided in Section 1.01(a).

“Revolving Loan Commitment” shall mean $15,000,000.

“Revolving Loan Effective Date” shall have the meaning provided in Section 1.06(b).

“Revolving Loan Maturity Date” shall mean April 18, 2021.

“Revolving Note” shall have the meaning provided in Section 1.05(a).

“Sale and Leaseback Transaction” shall mean any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any comprehensive territorial Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the European Union or (c) Her Majesty’s Treasury of the United Kingdom.

“SEC” shall have the meaning provided in Section 8.01(g).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning provided in Section 5.10.

“Security Agreement Collateral” shall mean all “Pledged Collateral” as defined in the Security Agreement

“Security Documents” shall mean and include the Security Agreement, each Deed of Trust and each other Additional Security Document.

“Shareholders’ Agreements” shall have the meaning provided in Section 5.16(a).

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, and in each case, the accounts of which would be consolidated with Borrower in Borrower’s consolidated financial statements in accordance with generally accepted accounting principles.

“Subsidiaries Guaranty” shall have the meaning provided in Section 5.09.

“Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Subsidiary of Borrower, to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary of Borrower and any other Person that enters into the Subsidiaries Guaranty in favor of Lender after the date hereof.

“Tax Sharing Agreements” shall have the meaning provided in Section 5.16(c).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” shall mean each period of four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period).

“Transaction” shall mean (i) the entering into of the Credit Documents and the incurrence of Loans, (ii) the consummation of the Recapitalization Transaction on the Effective Date and (iii) the payment of all fees and expenses in connection with the foregoing.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any ERISA Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the ERISA Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Voting Power” shall mean, with respect to any class or classes of capital stock of Borrower (or any class or classes of capital stock then convertible into such capital stock at the option of the holders thereof), the voting power entitled to vote in the election of directors of Borrower.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Foreign Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 12     Miscellaneous.

12.01.     Payment of Expenses, Etc. Borrower hereby agrees to: (i) (A) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of Lender (including the reasonable fees and disbursements of Koley Jessen P.C.) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and (B) after the occurrence and during the continuation of an Event of Default, pay all reasonable out-of-pocket costs and expenses of Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings; and (ii) indemnify Lender and its respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each such Person, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (collectively, “Damages”) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of Borrower) related to the entering into and/or performance of this Agreement or any other Credit Document or (b) the use of any proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such Damages (x) are determined by a non-appealable order from a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person or (y) have resulted from a claim brought by any Credit Party against an Indemnified Person for material breach of such Indemnified Person’s obligations under any Credit Document. To the extent that the undertaking to indemnify, pay or hold harmless any Indemnified Person set forth in the preceding sentence may be unenforceable because it violates or would violate any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. To the fullest extent permitted by applicable law, no Indemnified Person shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Documents or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). This Section 12.01 shall not apply with respect to taxes other any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

12.02.     Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Lender, and each of its Affiliates, to the fullest extent permitted by applicable law, is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by Lender, (including, without limitation, by branches and agencies of Lender) to or for the credit or the account of Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of Borrower to Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Lender agrees to promptly notify Borrower after any such setoff and any application made by Lender; provided, that, Lender’s failure to provide any such notice will not be a breach or default by Lender under this Agreement.

12.03.     Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, fax, cable or electronic communication) and mailed, telegraphed, telexed, faxed, cabled or delivered (including by electronic delivery): if to Borrower, at the address specified below its signature below or in the other relevant Credit Documents; if to Lender at the Notice Office; or, as to Borrower or Lender, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, faxed, cabled or sent by electronic mail or overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex, fax or electronic mail (read receipt requested), except that notices and communications to Lender and Borrower shall not be effective until received by Lender or Borrower, as the case may be, during normal business hours.

12.04.     Benefit of Agreement; Assignments; Participations.

(a)     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of Lender and, provided further, that, although Lender may sell participations in its rights hereunder without the need for notice to, or consent of, Borrower, each participant must be a national or state-chartered bank and a participant shall not constitute a “lender” hereunder. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights in respect of such participation to be those set forth in the agreement executed by Lender in favor of the participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation and Lender’s obligations under the Credit Documents shall remain unchanged.

(b)     Nothing in this Agreement shall prevent or prohibit Lender from pledging its Loans and Notes hereunder as security for the obligations of such Lender, including to a Federal Reserve Bank in support of borrowings made by Lender from such Federal Reserve.

12.05.     No Waiver; Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which Lender would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

12.06.     [Reserved].

12.07.     Calculations; Computations.

(a)     The financial statements to be furnished to Lender pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Borrower to Lender); provided that, (i) except as otherwise specifically provided herein, all computations and all definitions (including accounting terms) used in determining compliance with any Section of this Agreement shall utilize generally accepted accounting principles and policies in conformity with those used to prepare the audited historical financial statements of Borrower referred to in Section 7.05(a) and (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis.

(b)     All computations of interest and other Fees hereunder are computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

12.08.     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a)     THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL, EXCEPT AS TO ANY OTHER CREDIT DOCUMENT AS EXPRESSLY SET FORTH THEREIN, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEBRASKA. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEBRASKA OR OF THE UNITED STATES FOR THE DISTRICT OF NEBRASKA, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF DOUGLAS. EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.09.     Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Borrower and Lender.

12.10.     Effectiveness. This Agreement shall become effective on the Effective Date.

12.11.     Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.12.     Amendment or Waiver; Etc. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Borrower and Lender.

12.13.     Survival. All indemnities set forth herein or in any other Credit Documents shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

12.14.     Domicile of Loans. Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.07, 1.08, 4.02 or 4.04 from those being charged by the respective Lender prior to such transfer, then Borrower shall not be obligated to pay such increased costs (although Borrower shall be obligated to pay any other increased costs of the type described above resulting from any Change in Law after the date of the respective transfer).

12.15.     Register. Borrower hereby designates Lender to serve as its agent, solely for purposes of this Section 12.15, to maintain a register (the “Register”) on which it will record the Commitments and the Loans made by Lender, the amount of any principal or interest due and payable with respect to such Loans and each repayment in respect of the principal amount, and related interest amounts of the Loans. Failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s obligations in respect of such Loans. Borrower agrees to indemnify Lender from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Lender in performing its duties under this Section 12.15 except to the extent resulting from Lender’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In addition, Borrower shall have the right, upon its written request to Lender, to review a copy of the Register at any reasonable time.

12.16.     Confidentiality.

(a)     Subject to the provisions of clause (b) of this Section 12.16, Lender agrees that it will maintain the confidentiality of (with the same degree of care that it uses to protect its own confidential information, but in no event less than a reasonable degree of care) and will not disclose without the prior consent of Borrower (other than to its employees, auditors, advisors, Affiliates or counsel or Lender’s holding or parent company (collectively, “Representatives”) in its reasonable discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Lender) any information with respect to Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated as confidential by Borrower or that a reasonable person would consider confidential, provided that Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 12.16(a) by Lender or Representatives of Lender or becomes available to Lender, or any of its respective Affiliates on a non-confidential basis from a source other than Borrower that does not owe Borrower a duty of confidentiality or a fiduciary duty, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to any other party hereto, (vi) to any actual or prospective direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by an agreement containing provisions substantially the same as those of this Section 12.16, (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes, Loans or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by an agreement containing provisions substantially the same as those of this Section 12.16, and (viii) in connection with the exercise of remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder.

(b)     Borrower hereby acknowledges and agrees that Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Lender.

(c)     Lender acknowledges that (i) the information referred to in this Section 12.16 may include material non-public information; (ii) that it has developed compliance processes and procedures regarding the use of such information; and (iii) it will handle any material non-public information in accordance with all applicable laws, including federal and state securities laws.

12.17.     No Fiduciary Duty. Lender, and its Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates. Borrower agrees that nothing in the Credit Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between Lender, on the one hand, and such obligor, its stockholders or its affiliates on the other. Borrower acknowledges and agrees that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between Lenders, on the one hand, and Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether Lender has advised, is currently advising or will advise Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Borrower except the obligations expressly set forth in the Credit Documents and (y) Lender is acting solely as principal and not as the agent or fiduciary of Borrower, its management, stockholders, creditors or any other Person. Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

12.18.     Patriot Act. Lender is subject to the Patriot Act (as hereinafter defined) and Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Lender, as applicable, to identify Borrower in accordance with the Patriot Act.

12.19.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

12.20.      Credit Agreement in Writing. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

NATIONAL RESEARCH CORPORATION, as Borrower

By:	/s/ Kevin R. Karas
	Name:	Kevin R. Karas
	Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary
	Address:	1245 Q Street Lincoln, NE 68508

FIRST NATIONAL BANK OF OMAHA, as Lender

By:	/s/ Nathan S. McKown
	Name:	Nathan S. McKown
	Title:	Director, Corporate Banking Group

Credit Agreement

Signature Page

General Information

Document Type	Credit & Loan Agreements

Topic(s)	Banking & Finance

Transaction Type	Commercial Credit & Loan Arrangements

Governing Law	Nebraska

First National Bank of Omaha.

Source Document

Industry(SIC)	8731

Law Firms	Koley Jessen P.C., L.L.O.

Parties	First National Bank of Omaha, N.A.

Schedules	Schedule I – Subsidiaries Schedule II – Convertible Securities Schedule III – Indebtedness Schedule IV – Insurance Schedule V – Liens Schedule VI– Investments

Exhibits

Exhibit A – Notice of Borrowing

Exhibit B-1 – Revolving Note

Exhibit B-2 – Repurchase Term Loan Note

Exhibit B-3 – Delayed Draw-Down Term Loan Note

Exhibit C – Officer’s Certificate

Exhibit D – Subsidiaries Guaranty

Exhibit E – Security Agreement

Exhibit F – Deed of Trust

Exhibit G – Solvency Certificate

Exhibit H – Environmental Indemnity Agreement

Exhibit I – Compliance Certificate

EXHIBIT B-1

REVOLVING NOTE

$15,000,000.00	April 18, 2018
Omaha, Nebraska

National Research Corporation, a Wisconsin corporation (“Borrower”), for value received hereby promises to pay to the order of First National Bank of Omaha (“Lender”) at Omaha, Nebraska, in lawful money of the United States of America (A) the principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Loans made to Borrower by Lender pursuant to the Credit Agreement referred to below, such amount to be payable in the amounts and on the dates set forth in the Credit Agreement, the terms of which are hereby incorporated herein by reference, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Revolving Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement referred to below.

This Note is the Revolving Note under which Revolving Loans (including refundings and conversions), repayments and readvances of the Revolving Loan(s) may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Nebraska.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement), between Borrower and Lender, which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated. This Note is subject to optional prepayment as provided in the Credit Agreement.

At Lender’s election, all borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of Borrower under this Note.

Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon.

[Signature page follows]

Borrower is executing this Revolving Note as of the date first above written.

NATIONAL RESEARCH CORPORATION

By:
	Name:	Kevin R. Karas
	Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

Revolving Note

Signature Page

LOANS AND PAYMENTS

SCHEDULE

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT B-2

REPURCHASE TERM LOAN NOTE

$40,000,000.00	April 18, 2018
Omaha, Nebraska

National Research Corporation, a Wisconsin corporation (“Borrower”), for value received hereby promises to pay to the order of First National Bank of Omaha (“Lender”) at Omaha, Nebraska, (A) the principal amount of FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00), or if less, the unpaid principal amount of the Repurchase Term Loan made to Borrower by Lender pursuant to the Credit Agreement referred to below, such principal amount to be payable in the amounts and on the dates set forth in the Credit Agreement, the terms of which are hereby incorporated herein by reference, and (B) interest on the unpaid principal amount hereof from the date of such Repurchase Term Loan until such Repurchase Term Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement referred to below. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note is the Repurchase Term Loan Note under which the Repurchase Term Loan is to be made by Lender, in accordance with the terms and conditions of the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Nebraska.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement), between Borrower and Lender, which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its accelerated due date. This Note is subject to optional prepayment as provided in the Credit Agreement.

Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon.

[Signature page follows]

Borrower is executing this Repurchase Term Loan Note as of the date first above written.

NATIONAL RESEARCH CORPORATION

By:
	Name:	Kevin R. Karas
	Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

Repurchase Term Loan Note

Signature Page

EXHIBIT B-3

DELAYED DRAW-DOWN TERM LOAN NOTE

$15,000,000.00	April 18, 2018
Omaha, Nebraska

National Research Corporation, a Wisconsin corporation (“Borrower”), for value received hereby promises to pay to the order of First National Bank of Omaha (“Lender”) at Omaha, Nebraska or via wire transfer, as applicable, in lawful money of the United States of America (A) the principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) or, if less, the aggregate unpaid amount of all Delayed Draw-Down Term Loans as may from time to time be made to Borrower by Lender pursuant to the Credit Agreement referred to below, such amount to be payable in the amounts and on the dates set forth in the Credit Agreement, the terms of which are hereby incorporated herein by reference, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Delayed Draw-Down Term Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement referred to below.

This Note is the Delayed Draw-Down Term Loan Note under which Delayed Draw-Down Term Loans may be made from time to time by Lender, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement which reference is hereby made. This Note is subject to optional prepayment as provided in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the internal laws of, and enforceable in, the State of Nebraska.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement), between Borrower and Lender, which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

At Lender’s election, all borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon.

[signature page follows]

Borrower is executing this Delayed Draw-Down Term Loan Note as of the date first above written.

NATIONAL RESEARCH CORPORATION

By:
	Name:	Kevin R. Karas
	Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

Delayed Draw-Down Term Loan  Note

Signature Page

LOANS AND PAYMENTS

SCHEDULE

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT D

SUBSIDIARIES GUARANTY

between

[NAME OF SUBSIDIARY GUARANTOR[S]]

as Guarantor

and

FIRST NATIONAL BANK OF OMAHA

as Lender

Dated as of ____________ __, 20__

SUBSIDIARIES GUARANTY

THIS SUBSIDIARIES GUARANTY (this “Agreement”), dated as of _____________ __, 20__, is made by [NAME OF GUARANTOR], a [STATE OF ORGANIZATION] [ENTITY TYPE], “Subsidiary Guarantor” and the Additional Guarantors (as defined in Section 6.5) (such Subsidiary Guarantor and the Additional Guarantors, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

RECITALS

WHEREAS, National Research Corporation, a Wisconsin corporation (the “Borrower”), has entered into a Credit Agreement with Lender (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement).

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement.

WHEREAS, it is a condition precedent to the making and maintaining of Loans by Lender under the Credit Agreement from time to time that each Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make Loans, Guarantor hereby agrees as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Additional Guarantors” has the meaning specified in Section 6.5.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar or successor federal or state law for the relief of debtors.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any of the other Credit Documents, any of the following Taxes, imposed on or with respect to such Persons or required to be withheld or deducted from a payment made to such Persons under this Agreement and the other Credit Documents, (a) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, imposed by the United States of America or by the jurisdiction (or any political subdivision thereof) under the laws of which such Person is located, organized or conducts business, and (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction.

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“Extension of Credit” means any advance of funds by Lender to Borrower under the Revolving Loan(s), the Delayed Draw-Down Term Loan, or the Repurchase Term Loan.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Guarantor” has the meaning set forth in the Preamble hereof.

“Guaranty Supplement” has the meaning specified in Section 6.5.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made under this Agreement or the other Credit Documents and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 6.4.

“Lender” has the meaning set forth in the Preamble hereof.

“Obligations” has the meaning specified in Section 2.1.

“Other Taxes” means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such taxes that are imposed with respect to an assignment as a result of a present or former connection between Lender or the applicable Lender and the jurisdiction imposing such tax.

“Post-Petition Interest” has the meaning specified in Section 2.1(a).

“Related Parties” means, with respect to any Person, such Person’s respective officers, directors, employees, representatives, agents, Affiliates, trustees and investment advisors.

“Subordinated Obligations” has the meaning specified in Section 4.1(b).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

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“Termination Date” has the meaning specified in Section 6.7.

ARTICLE II
AGREEMENT TO GUARANTEE OBLIGATIONS

Section 2.1     Guaranty. Subject to Section 2.2, each Guarantor, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(a)     the due and prompt payment by the Borrower of:

(i)     the principal of and premium, if any, and interest at the rate specified in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) on the Extensions of Credit (including any reimbursement obligation for disbursements and interest (including Post-Petition Interest) on any obligation to provide cash collateral with respect thereto) and including the “Obligations” as defined in the Credit Agreement, when and as due, whether at scheduled maturity, date set for prepayment, by acceleration or otherwise, and

(ii)     all other monetary obligations of the Borrower to Lender under the Credit Documents, when and as due, including fees, costs, expenses (including, without limitation, reasonable fees and expenses of counsel incurred by Lender in enforcing any rights under this Agreement or any other Credit Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding);

(b)     the due and prompt performance of all covenants, agreements, obligations and liabilities of the Borrower under or in respect of the Credit Documents;

(c)     the due and prompt payment and performance of all covenants, agreements, obligations and liabilities of each Guarantor under or in respect of this Agreement and the other Credit Documents;

all such obligations in subsections (a) through (c), whether now or hereafter existing, being referred to collectively as the “Obligations”. Each Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from such Guarantor and such actions shall not affect the liability of such Guarantor hereunder. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by any other Credit Party to Lender under or in respect of the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Credit Party.

Section 2.2     Limitation of Liability.

(a)     Notwithstanding anything contained herein to the contrary, the Obligations of each Subsidiary Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement and the Obligations of each Subsidiary Guarantor hereunder.

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(b)     If any payment shall be required to be made to Lender under this Agreement, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Borrower so as to maximize the aggregate amount paid to Lender under or in connection with the Credit Documents.

(c)     No Guarantor shall be deemed under this Guaranty to be a guarantor under this Guaranty of any Swap Obligation, to the extent that the providing of such guaranty would violate applicable law or regulation.

Section 2.3     Reinstatement. Each Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Credit Party or otherwise.

ARTICLE III
GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

Section 3.1     Guaranty Absolute and Unconditional; No Waiver of Obligations. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The Obligations of each Guarantor hereunder are independent of the Obligations of any other Guarantor or any other Credit Party under any Credit Document. A separate action may be brought against each Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or any other Credit Party or whether or not the Borrower or any other Credit Party is joined in any such action. The liability of each Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Obligations of each Guarantor hereunder, shall not be discharged or impaired or otherwise effected by, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)     any illegality or lack of validity or enforceability of any Obligation or any Credit Document or any related agreement or instrument;

(b)     any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of any Credit Party under any Credit Document, or any rescission, waiver, amendment or other modification of any Credit Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;

(c)     any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;

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(d)     any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations;

(e)     any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(f)     any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;

(g)     any failure of Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to Lender; each Guarantor waiving any duty of Lender to disclose such information;

(h)     the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Obligations;

(i)     the failure of Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Credit Document or otherwise;

(j)     any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against Lender; or

(k)     any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by Lender that might vary the risk of any Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Credit Party or any other guarantor or surety.

Section 3.2     Waivers and Acknowledgements.

(a)     Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b)     Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto.

(c)     Each Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

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(d)     Each Guarantor acknowledges that Lender may, at its election and without notice to or demand upon such Guarantor, upon the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure periods, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales (to the extent such sale is permitted by applicable law), accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to it against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid or performed in full or collateralized in full in cash. Each Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor or any Collateral or any other collateral.

ARTICLE IV
GUARANTOR RIGHTS OF SUBROGATION, ETC.

Section 4.1     Agreement to Pay; Subrogation, Subordination, Etc.

(a)     Without limiting any other right that Lender has at law or in equity against any Guarantor, if the Borrower or any other Credit Party fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor agrees to promptly pay the amount of such unpaid Obligations to Lender in cash. Upon payment by any Guarantor of any sums to Lender as provided herein, all of such Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Borrower or any other Guarantor shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If after the occurrence and during the continuance of an Event of Default beyond any applicable grace or cure periods, any payment shall be paid to any Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity or similar right, or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of Lender, segregated from other funds of such Guarantor, and promptly paid or delivered to Lender in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, in accordance with the terms of the Credit Documents or to be held as Collateral for any Obligations. If any Guarantor shall make payment to Lender of all or any part of the Obligations, after indefeasible payment in full in cash of all Obligations and the termination of all Commitments, Lender will, at such Guarantor’s request and expense, execute and deliver to such Guarantor, without recourse or representation or warranty, appropriate documents necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment.

(b)     Each Guarantor hereby subordinates any and all obligations owed to such Guarantor by the Borrower and each other Credit Party (the “Subordinated Obligations”) to the Obligations to the extent provided below:

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(i)     To the extent expressly permitted by the Credit Agreement, each Guarantor may receive regularly scheduled payments of principal and interest on the Subordinated Obligations from any Credit Party. After the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure periods (including the commencement and continuation of any proceeding against any Credit Party under any Debtor Relief Law), no Guarantor shall accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of Lender.

(ii)     Each Guarantor agrees that Lender shall be entitled to receive full payment in cash of all Obligations (including Post-Petition Interest) in any proceeding under any Debtor Relief Law against any other Credit Party before such Guarantor receives any payment on account of any Subordinated Obligations.

(iii)     After the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure periods (including the commencement and continuation of any proceeding against any Credit Party under any Debtor Relief Law), upon the request of Lender, each Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for Lender and deliver such payments to Lender on account of the Obligations (including Post Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of such Guarantor under this Agreement in any respect.

(iv)     After the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure periods (including the commencement and continuation of any proceeding against any Credit Party under any Debtor Relief Law), Lender is authorized and empowered (but not obligated), in its discretion, (x) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Obligations (including Post Petition Interest) or hold such amounts as Collateral for any Obligations, and (y) to require each Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to Lender for application to the Obligations (including Post Petition Interest) or to be held as Collateral for any Obligations.

Section 4.2     Right of Contribution. Each Guarantor hereby agrees that to the extent a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 4.1(a) hereof. The provisions of this Section shall in no respect limit the obligations and liabilities including, without limitation, the Obligations of any Guarantor to Lender, and each Guarantor shall remain liable to Lender for the full amount guaranteed by such Guarantor hereunder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 5.1     Representations and Warranties. On and as of the date hereof, each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of Borrower) contained in the Credit Documents are true and correct in all material respects (except for those representations and warranties that are qualified by materiality in which case they shall be true in all respects). Each Guarantor further represents and warrants that on and as of the date hereof:

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(a)     There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(b)     Such Guarantor has, independently and without reliance upon Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Credit Document to which it is or is to be a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Borrower and each other Credit Party.

Section 5.2     Covenants. Each Guarantor covenants and agrees that, until the Termination Date, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Documents that are required to be performed or observed by such Guarantor or Subsidiary.

ARTICLE VI
MISCELLANEOUS

Section 6.1     Taxes.

(a)     Any and all payments by any Guarantor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If any Guarantor or Lender is required by applicable law to deduct or withhold any Taxes from such payments, then: (i) if such Tax is an Indemnified Tax, the amount payable by such Guarantor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made, and (ii) such Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)     In addition, each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c)     The Guarantors shall jointly and severally indemnify and hold harmless Lender and reimburse Lender upon its written request, for the amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) so levied or imposed and payable by Lender on or with respect to an amount payable by any Guarantor under or in respect of this Agreement (or required to be withheld or deducted from any such amount paid to Lender), together with any reasonable expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from Lender as to the amount of such payment or liability delivered to the applicable Guarantor shall be conclusive absent manifest error.

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(d)     Such Guarantor will furnish to Lender as soon as practicable after request from Lender after the date on which the payment of any Indemnified Taxes or Other Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Guarantor or other documentation reasonably satisfactory to Lender.

(e)     If Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund or credit in lieu of refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund), provided that such Credit Party, upon the request of Lender, agrees to repay the amount paid over to such Credit Party (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund or credit in lieu of refund to such Governmental Authority. Nothing in this paragraph shall be construed to require Lender to make available to such Credit Party or any other Person its tax returns or any other information relating to its taxes that it deems confidential.

(f)     Each party’s obligations under this Section 6.1 shall survive the termination of the Commitments and the repayment, discharge or satisfaction of all obligations under any Credit Document.

Section 6.2     Right of Set-off. If an Event of Default shall have occurred and be continuing beyond any applicable grace or cure periods, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to any Guarantor or any other Credit Party, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special) and other obligations at any time held or owing by Lender (including, without limitation, by branches and agencies of Lender) to or for the credit or the account of any Guarantor or any other Credit Party against any and all of the Obligations of such Guarantor or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or any other Credit Document and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Lender agrees to promptly notify such Guarantor or Credit Party after any such set off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 6.3     Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by each Guarantor, and Lender.

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Section 6.4     Indemnification.

(a)     Each Guarantor hereby agrees to indemnify and hold harmless Lender and each Related Party of Lender (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the reasonable fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees, expenses and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Guarantor or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of any Credit Party enforceable against such Credit Party in accordance with their terms, whether brought by a third party or by such Guarantor or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or (ii) material breach of such Indemnitee’s obligations hereunder or under any other Credit Document. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.

(b)     To the fullest extent permitted by applicable law, no Indemnitee shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Documents or arising out of its activities in connection herewith or therewith.

(c)     All amounts due under this Section shall be payable not later than thirty (30) days after demand therefor.

(d)     Without prejudice to the survival of any other agreement of any Guarantor under this Agreement or any other Credit Documents, the agreements and obligations of each Guarantor contained in Section 2.1 (with respect to enforcement expenses), Section 2.3, Section 6.1 and this Section shall survive termination of the Credit Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

Section 6.5     Additional Guarantors. Each Subsidiary of the Borrower that is required to become a Guarantor pursuant to Sections 8.13 and 9.13 of the Credit Agreement will become a Guarantor (each an “Additional Guarantor”), with the same force and effect as if they were originally named as a Guarantor herein, for all purposes of this Agreement upon the execution and delivery by such Person of a supplement to this Agreement substantially in the form of the supplement attached hereto as Annex I or such other form as is reasonably acceptable to Lender (each a “Guaranty Supplement”). Each reference to “Guarantor” (or any words of like import referring to a Guarantor) in this Agreement or any other Credit Document shall also mean the Additional Guarantor; and each reference in this Agreement or any other Credit Document to this “Guaranty” (or words of like import referring to this Agreement) shall mean this Agreement as supplemented by each Guaranty Supplement. No consent of any other Guarantor hereunder will be required for the execution and delivery of any Guaranty Supplement. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Agreement.

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Section 6.6     Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Credit Agreement, and, (a) as to Lender, addressed to the Notice Office as set forth in the Credit Agreement, or (b) as to any Guarantor, addressed to it at the address of Borrower in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

Section 6.7     Continuing Guaranty; Assignments Under the Credit Agreement. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the latest of (x) the performance and payment in full in cash of the Obligations and all other amounts payable under this Agreement, and (y) the Lender's Commitment to make Extensions of Credit are irrevocably terminated (the “Termination Date”), (ii) be binding on each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by Lender and its successors and assigns. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

Section 6.8     Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to Lender, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Section 5 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.9     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL; SERVICE OF PROCESS. This Agreement and the other Credit Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nebraska. The other provisions of Section 12.08 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[GUARANTOR NAME], as Guarantor

By:
Name: _________________
Title: _________________

FIRST NATIONAL BANK OF OMAHA, as Lender

By:
Name: _________________
Title: _________________

EXHIBIT E

SECURITY AGREEMENT

by

NATIONAL RESEARCH CORPORATION,
as Borrower

and

The Other Grantors From Time to Time Party Hereto

in favor of

FIRST NATIONAL BANK OF OMAHA,

as Lender

Dated as of April 18, 2018

This SECURITY AGREEMENT, dated as of April 18, 2018 (this “Agreement”) is made by NATIONAL RESEARCH CORPORATION, a Wisconsin corporation (“Borrower”), and certain Subsidiaries of Borrower signatory hereto (together with Borrower and any Person which becomes a party hereto from time to time after the date hereof as provided in the Credit Agreement (as hereinafter defined), collectively, the “Grantors”, and each, a “Grantor”), in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, Grantors will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Credit Documents and each is, therefore, willing to enter into this Agreement.

WHEREAS, this Agreement is given by each Grantor in favor of Lender to secure the payment and performance of all of the Secured Obligations.

WHEREAS, it is a condition to the obligations of Lender to make the Loans under the Credit Agreement, that each Grantor execute and deliver the applicable Credit Documents, including this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and Lender hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01     Definitions.

(a)     Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC.

(b)     The following terms shall have the following meanings:

“Acquisition Documentation” collectively, means any and all documents in which a Grantor has any rights related to the creation or acquisition of a direct or indirect Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person (or the Subsidiary of a Person), including all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

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“Acquisition Documentation Rights” means, with respect to each Grantor, collectively, all of such Grantor's rights, title and interest in, to and under the Acquisition Documentation, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documentation, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documentation or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

“Agreement” has the meaning set forth in the Preamble hereof.

“Borrower” has the meaning set forth in the Preamble hereof.

“Claims” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral.

“Collateral Support” means all property assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such property.

“Commodity Account Control Agreement” means an agreement substantially in a form satisfactory to Lender establishing Lender’s Control with respect to any Commodity Account.

“Commodity Accounts” means, collectively, with respect to each Grantor, all “commodity accounts” as such term is defined in the UCC.

“Contracts” means, collectively, with respect to each Grantor, the Acquisition Documentation, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (i) with respect to any Deposit Account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Account, Security Entitlement, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

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“Control Agreements” means, collectively, any Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement.

“Copyrights” means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) including those listed in Schedule 5 hereof, all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” has the meaning set forth in the first Recital hereof.

“Deposit Account Control Agreement” means an agreement substantially in a form satisfactory to Lender establishing Lender’s Control with respect to any Deposit Account.

“Deposit Accounts” means, collectively, with respect to each Grantor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include the and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Distributions” means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities from time to time received, receivable or otherwise distributed or distributable to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Pledged Debt.

“Equity Interests” with respect to any Person, means all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

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“Excluded Equity” means, any voting stock of any Foreign Subsidiary not required to be pledged to Lender under the Credit Agreement, Borrower’s current Equity Interest in Practicing Excellence.com, Inc., and any other Equity Interest hereafter expressly denoted by Lender as “Excluded Equity.”

“Excluded Property” means, collectively:

(i)     all Excluded Equity;

(ii)     any lease, license or other agreement or Contract or any property subject to a purchase money security interest, Lien securing purchase money debt or a Capitalized Lease Obligation or similar arrangement, in each case permitted to be incurred under the Credit Agreement, to the extent that a grant of a security interest or Lien therein would require a consent not obtained or violate or invalidate such lease, license or agreement or Contract or purchase money arrangement, Capitalized Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than Borrower or another Grantor), in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, but if the assignment thereof is ineffective under the UCC or other applicable law, then this Agreement shall not constitute a grant of security interest in any such Proceeds;

(iii)     any United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(iv)     Motor Vehicles and other assets subject to certificates of title (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC);

(v)     those assets as to which Lender shall reasonably determine, in writing, that the cost of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to Lender of the security to be afforded thereby;

(vi)      any asset or property to the extent that the grant of a security interest is prohibited by any Requirement of Law or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, or is prohibited by, or constitutes a breach or default under or would result in the termination or requires any consent not obtained under, any contract rights, licenses, authorities, or franchise evidencing, giving rise to, or otherwise related to such property, in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, but if the assignment thereof is ineffective under the UCC or other applicable law, then this Agreement shall not constitute a grant of security interest in any such Proceeds; and

(vii)     any Equity Interest in any Person that is not a Subsidiary to the extent and for so long as there is any Requirement of Law that prohibits the pledge thereof provided, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property). In addition, to the extent that such property constitutes "Excluded Property" due to the failure of a Grantor to obtain consent as described in clauses (ii) and (vi), such Grantor shall use reasonable efforts (but without paying more than nominal fees and expenses with respect to each lease, license or other agreement) to obtain such consent, and, upon obtaining such consent, such property shall cease to constitute "Excluded Property."

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“First Priority” means, with respect to any Lien purported to be created in any Pledged Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Pledged Collateral is subject (subject only to Permitted Liens).

“Grantor(s)” has the meaning set forth in the Preamble hereof.

“Intellectual Property Collateral” means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

“Intellectual Property Licenses” means, collectively, with respect to each Grantor, any agreement, whether written or oral, providing for the grant by or to a Grantor of any right under any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including such agreements listed in Schedule 5 hereof, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.

“Intellectual Property Security Agreement” means an agreement substantially in the form of Exhibit B hereto.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Lender” has the meaning set forth in the Preamble hereof.

“Motor Vehicles” means all motor vehicles covered by a certificate of title.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

“Patents” means, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor including those listed in Schedule 5 hereof (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

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“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledged Debt” means, with respect to each Grantor, all Indebtedness (including intercompany notes) from time to time owed to such Grantor by any obligor, including the Indebtedness described in Schedule 1 hereof and issued by the obligors named therein, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Indebtedness and all certificates, instruments or agreements evidencing such Indebtedness, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Pledged Securities” means, collectively, with respect to each Grantor, (i) all issued and outstanding Equity Interests of each issuer that are owned by such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in Schedule 1 hereof, (ii) all additional Equity Interests of any issuer from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests/all Equity Interests of any successor issuer owned by such Grantor (unless such Grantor is the surviving entity) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1 hereof is not the surviving entity; provided, however, that Pledged Securities shall not include any Excluded Equity.

“Receivables” means all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

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“Requirement of Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Obligations” means (a) all Obligations and all costs and expenses incurred by Lender in enforcing and collecting the Obligations, and (b) the due and prompt performance and payment of the Obligations.

“Securities Account Control Agreement” means an agreement substantially in a form satisfactory to Lender establishing Lender’s Control with respect to any Securities Account.

“Securities Accounts” means, collectively, with respect to each Grantor, all “securities accounts” as such term is defined in the UCC.

“Securities Collateral” means, collectively, the Pledged Securities, the Pledged Debt and the Distributions.

“Trade Secrets” means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, in each case, which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

“Trademarks” means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL’s), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, including those listed in Schedule 5 hereof, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nebraska; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of Lender’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nebraska, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02     Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Lender) shall not be employed in the interpretation of this Agreement.

Section 1.03     Schedules. Lender and each Grantor agree that the Schedules hereof and all descriptions of Pledged Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II
Grant of security interest

Section 2.01     Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges to Lender and grants to Lender a Lien on and security interest in and to, all of the right, title and interest of such Grantor in, to and under all property of such Grantor (other than Excluded Property), including all of the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(a) all Accounts;

(b) all Equipment, Goods, Inventory and Fixtures;

(c) all Documents, Instruments and Chattel Paper;

(d) all Letter-of-Credit Rights;

(e) all Securities Collateral;

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(f) all Investment Property;

(g) all Intellectual Property Collateral;

(h) the Commercial Tort Claims described on Schedule 7 hereof as supplemented by any written notification given by a Grantor to Lender pursuant to Section 3.04(f);

(i) all General Intangibles;

(j) all Money and all Deposit Accounts;

(k) all Acquisition Documentation and Acquisition Documentation Rights;

(l) all Supporting Obligations;

(m) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(n) to the extent not covered by clauses (a) through (m) of this sentence, all assets, personal property and rights of such Grantor, whether tangible or intangible, all products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (m) above, the security interest created by this Agreement shall not extend to, no Lien is hereby granted on, and the term “Pledged Collateral” shall not include, any Excluded Property, and to the extent that any Pledged Collateral later becomes Excluded Property, the Lien granted hereunder on any such Excluded Property will automatically be deemed to have been released; provided that, if any Excluded Property would have otherwise constituted Pledged Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Pledged Collateral.

The Grantors shall from time to time at the request of Lender give written notice to Lender identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes “Excluded Property”) and shall provide to Lender such other information regarding the Excluded Property as Lender may reasonably request.

From and after the Closing Date, no Grantor shall permit to become effective, in any lease, license, Contract or other agreement, a provision that would prohibit or require the consent of any Person to the grant of a Lien on such lease, license, Contract or other agreement in favor of Lender, unless such Grantor believes, in its reasonable judgment, that such prohibition or requirement is usual and customary in transactions of such type.

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Section 2.02     Filings.

(a)     Each Grantor hereby irrevocably authorizes Lender at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Grantor or in which the Grantor otherwise has rights” or words of similar effect and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to Lender promptly upon request by Lender.

(b)     Each Grantor hereby further authorizes Lender to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement, the Intellectual Property Security Agreement, and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and Lender as secured party.

(c)     Each Grantor hereby further authorizes Lender at any time and from time to time, with respect to Motor Vehicles, to file in any relevant jurisdiction with the registrar of motor vehicles or other appropriate Governmental Authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, but only to the extent such notation or other indication is required under Section 3.04(h).

(d)     Each Grantor hereby ratifies its authorization for Lender to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE III
Perfection and further assurances

Section 3.01     Perfection of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to Lender in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank and that (assuming continuing possession by Lender of any such Securities Collateral) Lender has a perfected First Priority security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof, shall within ten (10) days after receipt thereof by such Grantor be held by or on behalf of and delivered to Lender in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender, and any such Grantor shall, within ten (10) days after acquiring such Securities Collateral, deliver to Lender an updated Schedule 1.

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Lender shall have the right, at any time upon the occurrence and during the continuance beyond any applicable grace or cure periods of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of Lender or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder; provided, that after any such Event of Default has been cured or waived in accordance with the provisions of the Credit Agreement and to the extent Lender has exercised its rights under this sentence, Lender shall promptly cause such Securities Collateral to be transferred to, or request that such Securities Collateral is registered in the name of, the applicable Grantor(s) to the extent it or its nominees holds an interest in such Securities Collateral at such time. In addition, at any time upon the occurrence and during the continuance beyond any applicable grace or cure periods of an Event of Default, Lender shall have the right to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

Section 3.02     Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that Lender has a perfected First Priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, such Grantor will use its best efforts to cause the issuer thereof either (a) to register Lender as the registered owner of such securities, (b) to agree in an authenticated record with such Grantor and Lender that such issuer will comply with instructions with respect to such securities originated by Lender without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to Lender, or (c) request the issuer of such Pledged Securities to cause such Pledged Securities to become certificated and in the event such Pledged Securities become certificated, to deliver such Pledged Securities to Lender in accordance with the provisions of Section 3.01. Each Grantor hereby agrees, with respect to Pledged Securities that are partnership interests or limited liability company interests, that after the occurrence and during the continuance beyond any applicable grace or cure periods of any Event of Default, upon request by Lender, such Grantor will (A) cause the Organizational Documents of each issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as "securities" for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to Lender in accordance with the provisions of Section 3.01.

Section 3.03     Maintenance of Perfected Security Interest. Each Grantor represents and warrants that on the date hereof all financing statements, agreements (including the Intellectual Property Security Agreement), instruments and other documents necessary to perfect the security interest granted by it to Lender in respect of the Pledged Collateral have been delivered to Lender in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 2 hereof. Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected First Priority security interest.

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Section 3.04     Other Actions for Perfection. In order to further insure the attachment, perfection and priority of, and the ability of Lender to enforce Lender’s security interest in the Pledged Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a)     Instruments and Tangible Chattel Paper. (i) As of the date hereof, no amounts payable to such Grantor under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than Instruments and Tangible Chattel Paper listed on Schedule 3 hereof and (ii) each Instrument and each item of Tangible Chattel Paper listed on Schedule 3 hereof, has been properly endorsed, assigned and delivered to Lender, accompanied by undated instruments of transfer or assignment duly executed in blank; provided that no such endorsement, assignment or delivery will be required until the aggregate value of Instruments and Tangible Chattel Paper exceeds $100,000, and then in such case all Instruments and Tangible Chattel Paper will be pledged as provided herein. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper and the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly after receipt thereof by such Grantor) endorse, assign and deliver the same to Lender, accompanied by such undated instruments of transfer or assignment duly executed in blank as Lender may from time to time reasonably specify provided that no such endorsement, assignment or delivery will be required until the aggregate value of Instruments and Tangible Chattel Paper exceeds $100,000, and then in such case all Instruments and Tangible Chattel Paper will be pledged as provided herein.

(b)     Deposit Accounts. (i) As of the date hereof, no Grantor has opened or maintains any Deposit Accounts other than the accounts listed in Schedule 6(a) hereof and (ii) Lender shall have, upon the completion of the actions specified herein and subject to the requirements of this Section 3.04(b), a perfected First Priority security interest in each Deposit Account hereof which security interest is perfected by Control. With respect to the Deposit Accounts in existence on the date hereof and listed on Schedule 6(a), unless Lender agrees in writing that it is not required, such depository bank and such Grantor shall duly execute and deliver to Lender a Deposit Account Control Agreement with respect to such Deposit Account(s) within six (6) months of the date hereof. If any Grantor shall hereafter establish and maintain any Deposit Account, unless Lender agrees in writing that it is not required, such depository bank and such Grantor shall duly execute and deliver to Lender a Deposit Account Control Agreement with respect to such Deposit Account within 60 days after the establishment thereof. Lender agrees with each Grantor that Lender will not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing beyond any applicable grace or cure periods. The provisions of this Section 3.04(b) shall not apply to any Deposit Accounts for which Lender is the depository bank. No Grantor shall grant Control of any Deposit Account to any Person other than Lender.

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(c)     Investment Property.

(i)     As of the date hereof, no Grantor (1) has any Investment Property other than that listed in Schedule 6(b) hereof and Lender has a perfected First Priority security interest in such Investment Property (except to the extent such Investment Property constitutes Excluded Equity), (2) holds, owns or has any interest in any certificated securities or uncertificated securities, other than those constituting Excluded Equity or Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 6(b). As of the date hereof, each Grantor has duly authorized, executed and delivered a Securities Account Control Agreement or a Commodity Account Control Agreement with respect to each Securities Account or Commodity Account listed in Schedule 6(b) hereof, if any, as applicable. If any Grantor shall hereafter establish or maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary, unless Lender agrees in writing that it is not required, such Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall duly execute and deliver a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be within 30 days after the establishment thereof. Each Grantor shall accept any cash and Investment Property in trust for the benefit of Lender and within five (5) Business Days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Lender’s Control. Lender agrees with each Grantor that Lender shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing beyond any applicable grace or cure periods or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this Section shall not apply to any Financial Assets credited to a Securities Account for which Lender is the Securities Intermediary. No Grantor shall grant Control over any Investment Property to any Person other than Lender.

(ii)     If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property, such Grantor shall to the extent such Investment Property is not Excluded Property promptly (1) endorse, assign and deliver the same to Lender, accompanied by such undated instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to Lender or (2) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of Lender.

(iii)     If any securities now or hereafter acquired by any Grantor constituting Investment Property are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall to the extent such Investment Property is not Excluded Property promptly notify Lender thereof and pursuant to an agreement in form and substance reasonably satisfactory to Lender, either (1) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of any Grantor or such nominee, (2) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which Lender has Control or (3) arrange for Lender to become the registered owner of such securities.

(d)     Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed on Schedule 3 hereof.

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Each Grantor will maintain all (i) Electronic Chattel Paper so that Lender has Control of the Electronic Chattel Paper and (ii) all transferable records so that Lender has Control of the transferable records. The requirement in the preceding sentence will not apply to the extent such amount does not exceed, in the aggregate for all Grantors, $100,000; provided that at such time such amount exceeds $100,000 the requirement in the preceding sentence will apply to all Electronic Chattel Paper.

Lender agrees with such Grantor that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of Control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control, unless an Event of Default has occurred and is continuing beyond any applicable grace or cure periods or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e)     Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, with a value in excess of $100,000, such Grantor shall promptly notify Lender thereof and such Grantor shall maintain all Letter-of-Credit Rights assigned to Lender so that Lender has Control of the Letter-of-Credit Rights.

(f)     Commercial Tort Claims. On the date hereof, no Grantor holds any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Grantor) that is not listed on Schedule 7. Each Grantor will promptly give notice to Lender of any Commercial Tort Claim that is commenced in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the First Priority security interest created under this Agreement. The foregoing shall apply only to Commercial Tort Claims that satisfy the following requirements: (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claims shall exceed $100,000 in the aggregate for all such Commercial Tort Claims, and either (ii) (A) such Grantor shall have filed a lawsuit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claims are made, or (B) such Grantor and the Person against whom such Commercial Tort Claims are asserted shall have entered into a settlement agreement with respect to any such Commercial Tort Claims. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the SEC, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of Lender, the relevant Grantor shall, promptly after such request is made, transmit to the Lender a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to the Lender in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

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(g)     Landlord’s Access Agreements/Bailee Letters. Each Grantor shall use commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location where such Grantor maintains Pledged Collateral, a bailee letter and/or landlord access agreement, as applicable, and use commercially reasonable efforts to obtain a bailee letter, landlord access agreement and/or landlord’s lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Pledged Collateral in the ordinary course of such Grantor’s business and if requested by Lender. Such documentation will not be required if the value of Pledged Collateral held by such bailee is less than $10,000, provided that the aggregate value of Pledge Collateral held by all bailees who have not delivered such documentation is less than $100,000 in the aggregate.

Section 3.05     Joinder of Additional Grantors. The Grantors shall cause each Subsidiary of Borrower which, from time to time, after the date hereof shall be required to pledge any assets to Lender pursuant to the provisions of the Credit Agreement, to execute and deliver to Lender a Joinder Agreement within 30 days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. Upon the execution and delivery by any Subsidiary of a Joinder Agreement, the supplemental schedules attached to such Joinder Agreement shall be incorporated into and become part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Joinder Agreement and from time to time. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 3.06     Further Assurances.

(a)     Further Assurances. Each Grantor shall take such further actions, and execute and/or deliver to Lender such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as Lender may in its reasonable judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Pledged Collateral as provided herein and the rights and interests granted to Lender hereunder, and enable Lender to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the filing of the Intellectual Property Security Agreement and supplemental Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of Control Agreements with respect to Securities Accounts, Commodities Accounts and Deposit Accounts all in form reasonably satisfactory to Lender and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to Lender hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to Lender from time to time upon reasonable request by Lender such lists, schedules, descriptions and designations of the Pledged Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as Lender shall reasonably request, including the taking of any necessary actions under the Federal Assignment of Claims Act (or any like federal, state or local statute or rule); provided, that Lender agrees to not require any Grantor to take any necessary actions under the Federal Assignment of Claims Act (or any like federal, state or local statute or rule) unless an Event of Default has occurred and is continuing beyond any applicable grace or cure periods. If an Event of Default has occurred and is continuing beyond any applicable grace or cure periods, Lender may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as Lender may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

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(b)     Further Identification of Collateral. Each Grantor will furnish to Lender from time to time, statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral, all as Lender may reasonably request.

ARTICLE IV
Representations, warranties and covenants

Each Grantor represents, warrants and covenants as follows:

Section 4.01     Credit Agreement Representations.

(a)     Credit Agreement Representations. Each Grantor represents and warrants to Lender that the representations and warranties set forth in Section 7 of the Credit Agreement as they relate to such Grantor or to the Credit Documents to which such Grantor is a party, are true and correct in all material respects, provided that each reference in each such representation and warranty to Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Grantor's knowledge.

(b)     Enforceability. Each Grantor has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 4.02     Ownership of Property and No Other Liens.

(a)     Each Grantor has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its Pledged Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for the security interest granted to Lender and Permitted Liens. No Person other than Lender has control or possession of all or any part of the Pledged Collateral, except as permitted by the Credit Agreement.

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(b)     None of the Pledged Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care-Insurance Receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock. After the occurrence and during the continuance of an Event of Default beyond any applicable grace or cure periods, upon Lender’s request, each Grantor will notify Lender of any Collateral owned by such Grantor which constitutes a claim against any Governmental Authority, the assignment of which claim is restricted by the Federal Assignment of Claims Act or any like federal, state or local statute or rule.

Section 4.03     Perfected First Priority Security Interest. This Agreement is effective to create in favor of Lender, a legal, valid and enforceable security interest in the Pledged Collateral and the Proceeds thereof. In the case of the certificated Pledged Securities, when stock certificates representing such Pledged Securities are delivered to Lender and in the case of the other Pledged Collateral, when financing statements and other filings specified on Schedule 2 hereof in appropriate form are filed in the offices specified on Schedule 2 hereof and other actions described in Schedule 2 hereof are taken (including, without limitation, the filing of the Intellectual Property Security Agreement and supplemental Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the execution and delivery of Control Agreements with respect to Securities Accounts, Commodities Accounts and Deposit Accounts all in form satisfactory to Lender), the security in and Lien on the Pledged Collateral granted to Lender pursuant to this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Pledged Collateral and the Proceeds thereof, as security for the Secured Obligations.

Section 4.04     No Transfer of Pledged Collateral. No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein except, in each case, as permitted by the Credit Agreement.

Section 4.05     Claims Against Pledged Collateral. Each Grantor shall, at its own cost and expense, defend title to the Pledged Collateral and the First Priority security interest and Liens granted to Lender with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to Lender other than Permitted Liens. Except as expressly permitted by the Credit Agreement or any other Credit Document, there is no agreement, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could reasonably be expected to restrict the transferability of any of the Pledged Collateral or that could otherwise reasonably be expected to impair or conflict with such Grantors’ obligations or the rights of Lender hereunder.

Section 4.06     Other Financing Statements. No financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor is on file (or authorized to be on file) in any recording office, except such as shall be filed in favor of Lender pursuant to this Agreement or as otherwise permitted under the Credit Agreement.

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No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor with respect to all or any part of the Pledged Collateral, except financing statements and other instruments filed in respect of Permitted Liens.

Section 4.07     Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, and chief executive office or principal place of business are indicated next to its name in Schedule 4 hereof. Schedule 4 also lists all of such Grantor’s jurisdictions of and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

Such Grantor shall not, except upon not less than 30 days’ prior written notice (in the form of an officer’s certificate), or such lesser notice period agreed to by Lender in writing, to Lender, and delivery to Lender of all additional financing statements, information and other documents reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein:

(a)     change its legal name, identity or type of organization;

(b)     change the location of its chief executive office or its principal place of business;

(c)     change its Federal Taxpayer Identification Number; or

(d)     change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Each Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by Lender to maintain the perfection and priority of the security interest of Lender in the Pledged Collateral intended to be granted hereunder.

Each Grantor agrees to promptly provide Lender with certified Organizational Documents reflecting any of the changes described in this Section 4.07. Each Grantor also agrees to promptly notify Lender of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral in excess of $10,000 is located (including the establishment of any such new office or facility).

Section 4.08     Location of Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and goods in transit) of such Grantor are kept at locations listed in Schedule 4 hereof (except as otherwise provided on Schedule 4 hereof). Schedule 4 also lists the locations of such Grantor’s Inventory and the Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof, if different from those referred in the preceding sentence.

Such Grantor shall not move any Equipment or Inventory, other than an immaterial portion thereof, to any location, other any location that is listed in Schedule 4 hereof except upon not less than 10 days prior written notice, or such lesser notice period agreed to by Lender, of its intention so to do, clearly describing such new location and providing such other information and documents to Lender reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein.

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Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by Lender to maintain the perfection and priority of the security interest of Lender in the Pledged Collateral, if applicable/intended to be granted hereunder; provided that, in no event shall any Equipment or Inventory of any Grantor be moved to any location outside of the continental United States except any location that is listed in Schedule 4 hereof.

Section 4.09     Pledged Securities and Pledged Debt. Schedule 1 sets forth a complete and accurate list of all Pledged Securities and Pledged Debt held by such Grantor as of the date hereof. The Pledged Securities pledged by such Grantor hereunder constitute all of the issued and outstanding Equity Interests of each issuer owned by such Grantor, other than the Excluded Equity. The Pledged Securities are duly authorized, validly issued, fully paid and non-assessable. There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor's status as a partner or a member of any issuer of the Pledged Securities. No Grantor is in default or violation of any provisions of any agreement to which such Grantor is a party relating to the Pledged Securities, except any such default or violation that would not reasonably be expected to result in a Material Adverse Effect.

(a)     To any such Grantor's knowledge, (i) there is no default, breach, violation, or event of acceleration existing under any Pledged Debt and (ii) no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation or event of acceleration under any Pledged Debt. No Grantor that is an obligee under any Pledged Debt has waived any default, breach, violation or event of acceleration under such Pledged Debt. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness owing to such Grantor as of the date hereof and if evidenced by promissory notes, such notes have been delivered to Lender.

(b)     No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and there are no certificates, instruments, documents or other writings (other than the Organizational Documents, certificates and notes representing such Pledged Securities or Pledged Debt, if any, that have been delivered to Lender) which evidence any Pledged Securities or Pledged Debt of such Grantor.

(c)     Each Grantor shall, upon obtaining any Pledged Securities or Pledged Debt of any Person, accept the same in trust for the benefit of Lender and immediately deliver to Lender an updated Schedule 1, and the certificates and other documents required under Section 3.01 and Section 3.02 in respect of the additional Pledged Securities or Pledged Debt which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Securities and Pledged Debt.

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Section 4.10     Approvals. In the event that Lender desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of Lender, such Grantor agrees to use its best efforts to assist Lender in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.11     Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules hereof constitutes all of the property of such type of Pledged Collateral owned or held by the Grantors as of the date hereof.

Section 4.12     Insurance. In the event that the proceeds of any insurance claim are paid to any Grantor after Lender has exercised its right to foreclose on all or any part of the Pledged Collateral during the existence of an Event of Default beyond any applicable grace or cure periods, such cash proceeds shall be held in trust for the benefit of Lender and promptly after receipt thereof shall be paid to Lender for application in accordance with the Credit Agreement.

Section 4.13     Compliance With Laws. Each Grantor shall pay promptly when due all Claims upon the Pledged Collateral or incurred in connection with the use or operation of the Pledged Collateral, except for Permitted Liens. All Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Permitted Lien. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, Lender may (following notice to the Grantor, to the extent practicable) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify Lender for all costs and expenses incurred by Lender under this Section in accordance with Section 9.08. Each Grantor shall comply in all material respects with all Requirements of Law applicable to the Pledged Collateral.

Section 4.14     Intellectual Property. (a) Schedule 5 lists all Patents, Trademarks, and Copyrights and material Intellectual Property Licenses owned by such Grantor; (b) all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) except as described on Schedule 5, such Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (d) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any material Intellectual Property License; (e) except as described on Schedule 5, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would materially limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or such Grantor’s rights therein or use thereof; (f) to such Grantor’s knowledge, except as described on Schedule 5, the operation of such Grantor’s business and such Grantor’s use of Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; (g) except as described in Schedule 5, no action or proceeding is pending or, to such Grantor’s knowledge, threatened (i) seeking to limit, cancel or question the validity of any Intellectual Property Collateral or such Grantor’s ownership interest or rights therein, or (ii) alleging that any such Intellectual Property Collateral, or such Grantor’s use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person, which, in either case, if adversely determined, could reasonably be expected to materially impair the value of such Intellectual Property Collateral; and (h) to such Grantor’s knowledge, there has been no Material Adverse Effect on such Grantor’s rights in its material Trade Secrets as a result of any unauthorized use, disclosure or appropriation by or to any Person, including such Grantor’s current and former employees, contractors and agents.

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Section 4.15     Inspection of Pledged Collateral. Each Grantor shall keep the Pledged Collateral in good order and repair, ordinary wear and tear and casualty and dispositions in accordance with the Credit Agreement excepted. Upon request (with no less than two Business Days' notice, unless an Event of Default has occurred and is continuing beyond any applicable grace or cure periods) each Grantor shall permit Lender, or its designee, to inspect the Pledged Collateral at any reasonable time during normal business hours, wherever located; provided, however, that nothing in this Section 4.15 shall require any Grantor to assemble the Pledged Collateral or any part thereof (unless an Event of Default has occurred and is continuing beyond any applicable grace or cure periods).

ARTICLE V
Securities collateral

Section 5.01     Existing Voting Rights and Distributions.

(a)     So long as no Event of Default shall have occurred and be continuing beyond any applicable grace or cure periods, and until Lender shall have given written notice to the relevant Grantor of Lender’s intent to exercise its rights pursuant to Section 5.01(c) hereof following the occurrence and continuance beyond any applicable grace or cure period of an Event of Default:

(i)     Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not prohibited by the terms hereof, the Credit Agreement or any other Credit Document.

(ii)     Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of Equity Interests shall, if received by any Grantor, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Grantor and be promptly (but in any event within ten (10) days after receipt thereof) delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)     Lender shall be deemed without further action to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of such Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.01(a)(i) and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.01(a)(ii).

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(c)     Upon the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure periods, and upon Lender’s delivery of written notice to the applicable Grantor:

(i)     All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall immediately cease, and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)     All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall immediately cease and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to receive and hold such Distributions as Pledged Collateral.

(d)     Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to Lender appropriate instruments as Lender may reasonably request in order to permit Lender to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.01(c)(i) and to receive all Distributions which it may be entitled to receive under Section 5.01(c)(ii).

(e)     All Distributions which are received by any Grantor contrary to the provisions of Section 5.01(a)(ii) or Section 5.01(c)(ii) shall be received in trust for the benefit of Lender, shall be segregated from other funds of such Grantor and shall promptly (but in any event within ten (10) days after receipt thereof by such Grantor) be paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 5.02     Certain Agreements of Grantors.

(a)     In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)     In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby (i) consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance beyond any applicable grace or cure periods of an Event of Default, to the transfer of such Pledged Securities to Lender or its nominee and (ii) irrevocably waives any and all provisions of the applicable Organizational Documents that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise impair the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien.

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(c)     At Lender’s request, in the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor shall use its commercially reasonable efforts to cause each partnership or limited liability company included in the Pledged Collateral to amend its partnership agreement or limited liability company agreement to include the following provision, or substantially similar language reasonably acceptable to Lender: “Notwithstanding any other provision of this agreement (including any transfer restrictions set forth herein), in the event that an Event of Default shall have occurred under that certain Credit Agreement (as such Credit Agreement may be amended, modified, supplemented or restated from time to time) of even date herewith (the “Credit Agreement”) among National Research Corporation as borrower (the “Borrower”), and First National Bank of Omaha (together with its successors and assigns, in such capacity the “Lender”), (i) Lender shall be entitled to exercise any of their respective rights and remedies with respect to equity interests in the [Company], and (ii) each [Member] hereby irrevocably consents to the transfer of any equity interest and all related management and other rights in the [Company] to Lender or any nominee of Lender. Lender is a third party beneficiary of this provision and this provision cannot be amended or repealed, without the consent of Lender until the Credit Agreement has been paid in full.

ARTICLE VI
Intellectual property collateral

Section 6.01     Intellectual Property License. For the purpose of enabling Lender, during the continuance of an Event of Default beyond any applicable grace or cure periods, to exercise rights and remedies under Article VIII hereof at such time as Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to Lender, to the extent of such Grantor’s rights and effective only during the continuance beyond any applicable grace or cure periods of an Event of Default, an irrevocable, non-exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to such Grantor (provided that in the case of an Intellectual Property License, no such remedies license shall be granted hereby or at any time hereafter, to the extent that the agreement underlying such Intellectual Property License prohibits the granting of such remedies license). Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.02     Dealing With Intellectual Property. On a continuing basis, each Grantor shall, at its sole cost and expense:

(a)     promptly following its becoming aware thereof, notify Lender of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding such Grantor’s claim of ownership in or right to use any material Intellectual Property Collateral, such Grantor’s right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect;

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(b)     maintain and protect the Intellectual Property Collateral in compliance with, and except as permitted under, the terms of the Credit Agreement;

(c)     not permit to lapse or become abandoned any Intellectual Property Collateral in compliance with, and except as permitted under, the terms of the Credit Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with terms of the Credit Agreement;

(d)     upon such Grantor obtaining knowledge thereof, promptly notify Lender in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any of any material Intellectual Property Collateral or the ability of such Grantor or Lender to dispose of any material Intellectual Property Collateral or any portion thereof, or the rights and remedies of Lender in relation thereto including a levy or threat of levy or any legal process against any material Intellectual Property Collateral or any portion thereof;

(e)     not license the Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that could materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of Lender;

(f)     diligently keep adequate records respecting its Intellectual Property Collateral; and

(g)     furnish to Lender from time to time upon Lender’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as Lender may from time to time reasonably request.

Section 6.03     Additional Intellectual Property. If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section with respect to such Grantor shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall promptly with the delivery of its quarterly financial statements (i) provide to Lender written notice of any of the foregoing and (ii) upon Lender’s reasonable request, confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section by execution of an instrument in form reasonably acceptable to Lender and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect Lender’s security interest in such Intellectual Property Collateral, including by execution and filing of a supplemental Intellectual Property Security Agreement in accordance with Section 3.06(a). Further, each Grantor authorizes Lender to modify this Agreement by amending Schedule 5 hereof to include any such Intellectual Property Collateral of such Grantor.

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Section 6.04     Intellectual Property Litigation. Unless there shall occur and be continuing any Event of Default beyond any applicable grace or cure periods, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure periods, Lender shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, Lender to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of Lender, do any and all lawful acts and execute any and all documents reasonably requested by Lender in aid of such enforcement and the Grantors shall promptly reimburse and indemnify Lender for all reasonable costs and expenses incurred by Lender in the exercise of its rights under this Section in accordance with Section 9.08. In the event that Lender shall elect not to bring suit to enforce the Intellectual Property Collateral as permitted by this Section and an Event of Default has occurred and is continuing beyond any applicable grace or cure periods, each Grantor agrees, at the reasonable request of Lender, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

ARTICLE VII
Receivables

Section 7.01     Dealing With Receivables. Each Grantor shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon Lender’s demand made at any time after the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure periods, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to Lender or to its representatives. Each Grantor shall, upon Lender’s demand made at any time after the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure periods, legend, at the request of Lender and in form and manner satisfactory to Lender, the Receivables and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to Lender and that Lender has a security interest therein.

Section 7.02     Modification of Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof, in each case, except where such action or failure to act, individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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ARTICLE VIII
Remedies

Section 8.01     Remedies.

(a)     If any Event of Default shall have occurred and be continuing beyond any applicable grace or cure periods, Lender may exercise, without any other notice to or demand upon any Grantor (except as otherwise provided herein), in addition to the other rights and remedies provided for herein or in any other Credit Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may:

(i)     require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Lender promptly, assemble the Pledged Collateral or any part thereof, as directed by Lender and make it available to Lender at a place and time to be designated by Lender;

(ii)     without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable, take possession of the proceeds of any such sale, assignment and delivery, license, or other disposal; and

(iii)     occupy and enter upon any premises owned or leased by any of the Grantors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such entrance or occupation; and

(iv)     exercise any and all rights and remedies of any of the Grantors under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Contracts, the Receivables, Other Hedging Agreements, Interest Rate Protection Agreements, and the other Pledged Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Deposit Accounts, (C) exercise all other rights and remedies with respect to the Receivables, Other Hedging Agreements, Interest Rate Protection Agreements and the other Pledged Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (D) subject to the notice requirements of Section 5.01, exercise any and all voting, consensual and other rights with respect to any Pledged Collateral.

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(b)     Each Grantor agrees that, unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by applicable law, Lender may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. Lender shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for Lender to dispose of the Pledged Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Lender shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

(c)     If any Event of Default shall have occurred and be continuing beyond any applicable grace or cure periods, all payments received by any Grantor in respect of the Pledged Collateral shall be received in trust for the benefit of Lender, shall be segregated from other funds of such Grantor and shall be forthwith paid over Lender in the same form as so received (with any necessary endorsement).

(d)     If any Event of Default shall have occurred and be continuing beyond any applicable grace or cure periods, Lender may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e)     If any Event of Default shall have occurred and be continuing, upon the written demand of Lender beyond any applicable grace or cure periods, upon the written demand of Lender, (i) each Grantor shall execute and deliver to Lender an assignment or assignments of any or all of the Patents, Trademarks, and/or Copyrights and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof, and (ii) within five Business Days of written notice thereafter from Lender, each Grantor shall make available to Lender, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as Lender may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on Lender’s behalf.

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(f)     If Lender shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 8.01, each Grantor agrees that, upon the occurrence and during the continuance of any Event of Default beyond any applicable grace or cure period, at the reasonable request of Lender, such Grantor will, at its own expense:

(i)     provide Lender with such information and projections as may be necessary or, in the opinion of Lender, advisable to enable Lender to effect the sale of such Securities Collateral;

(ii)     cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Grantors. Each Grantor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority; and

(iii)     do or cause to be done all such other acts and things as may be necessary to make such sale of such Securities Collateral or any part thereof valid and binding and in compliance with applicable law.

(g)     Lender is authorized, in connection with any sale of the Securities Collateral pursuant to this Section 8.01, to deliver or otherwise disclose to any prospective purchaser of the Securities Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to Section 8.01(f); (ii) any information and projections provided to it pursuant to Section 8.01(f), and (iii) any other information in its possession relating to such Securities Collateral.

(h)     Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by Lender by reason of the failure of such Grantor to perform any of the covenants contained in Section 8.01(f); and consequently, agrees that, each and every covenant contained in this Section 8.01(f) shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing beyond any applicable grace or cure periods.

Section 8.02     No Waiver and Cumulative Remedies. Lender shall not by any act (except by a written instrument pursuant to Section 9.06), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure on the part of Lender to exercise, no course of dealing with respect to, and no delay on the part of Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall Lender be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

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Section 8.03     Application of Proceeds. Upon the exercise by Lender of its remedies hereunder, any proceeds received by Lender in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by Lender pursuant to this Agreement, in accordance with the Credit Agreement. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Lender to collect such deficiency.

ARTICLE IX
MISCELLANEOUS

Section 9.01     Concerning Lender.

(a)     Appointment. Lender shall act in accordance with the terms of the Credit Agreement. Lender may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Lender may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence of any such agents or attorneys-in-fact selected by it in good faith, but shall be liable for the gross negligence or willful misconduct of such agents and attorneys-in-fact.

(b)     Duty of Care. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with its own property consisting of similar instruments or interests and Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.

(c)     Reliance. Lender shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, with respect to all matters pertaining to this Agreement and its duties hereunder.

(d)     Conflict. If any item of Pledged Collateral also constitutes collateral granted to Lender under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other document in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument expressly states otherwise.

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Section 9.02     Performance By Lender. If any Grantor shall fail to perform any covenants contained in this Agreement (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Pledged Collateral and to pay or perform any Grantor obligations under any Pledged Collateral), Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that Lender shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform (other than a Permitted Lien) as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so paid by Lender shall be reimbursed by the Grantors in accordance with the provisions of Section 9.08. Neither the provisions of this Section 9.02 nor any action taken by Lender pursuant to the provisions of this Section 9.02 shall prevent any such failure to observe any covenant contained in this Agreement from constituting an Event of Default.

Section 9.03     Power of Attorney. Each Grantor hereby appoints Lender its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, from time to time during the existence of an Event of Default beyond any applicable grace or cure periods in Lender’s discretion to take any reasonably appropriate action and to execute any instrument consistent with the terms of the Credit Agreement and the other Credit Documents which Lender may deem necessary or advisable to accomplish the purposes hereof (but Lender shall not be obligated to and Lender shall not have any liability to such Grantor or any third party for failure to so do or take action). Except where prior notice is expressly required by the terms of this Agreement, Lender shall use commercially reasonable efforts to provide notice to the Grantor prior to taking any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit Lender’s right to take such action or the validity of any such action. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. For the avoidance of doubt, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 9.03 unless an Event of Default shall have occurred and be continuing beyond any applicable grace or cure periods.

Section 9.04     Continuing Security Interest and Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and each of their respective permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Lender and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing clause (b), Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement.

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Section 9.05     Termination and Release.

(a)     At such time as the Secured Obligations shall have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably forseeable) and the Commitments have been terminated, Lender will promptly release, reassign and transfer the Pledged Collateral to the Grantors, the Pledged Collateral shall be released from all Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the sole expense of any Grantor following any such termination, Lender shall deliver to such Grantor any Pledged Collateral held by Lender hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination (including, without limitation, UCC-3 termination statements or releases).

(b)     If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Pledged Collateral shall be released, and Lender, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Pledged Collateral; provided that Borrower shall provide to Lender evidence of such transaction’s compliance with the Credit Agreement and the other Credit Documents as Lender shall reasonably request. At the request and sole expense of Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor are sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that Borrower shall have delivered to Lender, at least ten Business Days (or such shorter period reasonably acceptable to Lender) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with the Credit Agreement and the other Credit Documents.

Section 9.06     Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by Lender and each Grantor to which such amendment or modification applies. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 9.07     Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Credit Agreement, and, (a) as to Lender, addressed to the Notice Office as set forth in the Credit Agreement, or (b) as to any Grantor, addressed to it at the address of Borrower in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

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Section 9.08     Indemnity and Expenses.

(a)     Each Grantor hereby agrees to: (i) (A) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of Lender (including the reasonable fees and disbursements of Koley Jessen P.C.) in connection with the preparation, execution, delivery and administration of this Agreement, the Credit Agreement and the other Credit Documents together with the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and (B) after the occurrence and during the continuation of an Event of Default, pay all reasonable out-of-pocket costs and expenses of Lender in connection with the enforcement of this Agreement, the Credit Agreement, and the other Credit Documents, together with the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under the Credit Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings; and (ii) indemnify Lender and its respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each such Person, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (collectively, “Damages”) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of Borrower) related to the entering into and/or performance of this Agreement, the Credit Agreement or any other Credit Document or (b) the use of any proceeds of any Loans under the Credit Agreement or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such Damages (x) are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person or (y) have resulted from a claim brought by any Grantor against an Indemnified Person for breach of such Indemnified Person’s obligations under any Credit Document. To the extent that the undertaking to indemnify, pay or hold harmless any Indemnified Person set forth in the preceding sentence may be unenforceable because it violates or would violate any law or public policy, Grantors shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. To the fullest extent permitted by applicable law, no Indemnified Person shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement, the Credit Agreement or any other Credit Documents or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). This Section 9.08 shall not apply with respect to taxes other any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

(b)     Each Grantor agrees to pay or reimburse Lender for all its costs and expenses incurred in collecting against such Grantor its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Credit Documents to which such Grantor is a party, including the reasonable fees and other charges of counsel to Lender.

(c)     All amounts due under this Section 9.08 shall be payable not later than thirty (30) days after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would be payable pursuant to Section 1.06(c) of the Credit Agreement.

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(d)     Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Credit Documents, the agreements and obligations of each Grantor contained in this Section 9.08 shall survive termination of the Credit Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

Section 9.09     Governing Law, Consent to Jurisdiction and Waiver of Jury Trial. This Agreement and the other Credit Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nebraska. The other provisions of Section 12.08 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Section 9.10     Severability of Provisions. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.11     Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to Lender, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Section 5 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof signed by each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.12     No Release. Nothing set forth in this Agreement or any other Credit Document, nor the exercise by Lender of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any Person in respect of any of the Pledged Collateral or shall impose any obligation on Lender to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on Lender for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Credit Documents, or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, Lender shall not have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral. The obligations of each Grantor contained in this Section 9.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Credit Agreement and the other Credit Documents.

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Section 9.13     Obligations Absolute. Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Pledged Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description, except as otherwise provided herein. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a)     any illegality or lack of validity or enforceability of any Secured Obligation or any Credit Document or any related agreement or instrument;

(b)     any change in the time, place or manner of payment, or in any other term of, the Secured Obligations, or, except as otherwise provided in the Credit Documents, any other amendment or waiver of or any consent to any departure from any Credit Document or any related agreement or instrument;

(c)     any taking, exchange, substitution, release, impairment or non-perfection of any Pledged Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Secured Obligations;

(d)     any manner of sale, disposition or application of proceeds of any Pledged Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)     any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f)     any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting release or discharge of any Secured Obligations;

(g)     any failure of any Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to such Lender; each Grantor waiving any duty of Lento disclose such information;

(h)     the failure of any other Person to execute or deliver this Agreement, any Joinder Agreement or any other agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations;

(i)     the failure of any Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Credit Document, except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.06 hereof; or otherwise;

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(j)     any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Borrower against any Lender; or

(k)     any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Lender that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Grantor or any other guarantor or surety.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BORROWER:
NATIONAL RESEARCH CORPORATION
By:	_____________________
Name:	Kevin R. Karas
Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

LENDER:
FIRST NATIONAL BANK OF OMAHA

By:	_____________________
Name:	Nathan S. McKown
Title:	Director, Corporate Banking Group

Security Agreement

Signature Page

1

EXHIBIT F

DEED OF TRUST, security agreement,
ASSIGNMENT OF LEASES AND RENTS AND
FIXTURE FINANCING STATEMENT

between

NATIONAL RESEARCH CORPORATION,

as Trustor

and

FIRST NATIONAL BANK OF OMAHA

as Trustee and Beneficiary

dated as of April 18, 2018

After recording, return to:

Matthew J. Speiker

Koley Jessen P.C., L.L.O.

1125 S. 103rd Street, Suite 800

Omaha, Nebraska 68124

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FINANCING STATEMENT (this “Deed of Trust”) is made and entered into as of the 18th day of April, 2018, by NATIONAL RESEARCH CORPORATION, a Wisconsin corporation (hereinafter “Trustor”); TO AND IN FAVOR OF FIRST NATIONAL BANK OF OMAHA, a national banking association as Trustee (hereinafter “Trustee”), FOR THE BENEFIT OF FIRST NATIONAL BANK OF OMAHA, a national banking association (hereinafter “Beneficiary”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, Trustor has entered into that certain Credit Agreement (as hereinafter defined), pursuant to which Trustor has executed that certain Revolving Note, that certain Repurchase Term Loan Note, and that Certain Delayed Draw-Down Term Loan Note all of even date herewith, in the aggregate original principal amount of up to $70,000,000, in favor of and made payable to the order of Beneficiary; and

WHEREAS, Beneficiary is willing to grant the financial accommodations pursuant to the Credit Agreement only upon certain terms and conditions, one of which is that the Trustor execute and deliver this Deed of Trust.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including, without limitation, certain financial benefits that Trustor will derive directly or indirectly from the funds advanced pursuant to the Credit Agreement, Trustor irrevocably transfers, conveys and assigns to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, and hereby grants to Beneficiary a security interest in, all of the real property located in Lancaster County, Nebraska and described in Exhibit A attached hereto (the “Land”);

TOGETHER WITH: All right, title, interest and estate of Trustor now owned or hereafter acquired in and to the following property, rights, interests, and estates:

(a)     the Land and all infrastructure improvements for the future development of the Land, including grading and the installation of utilities (collectively, the “Infrastructure Improvements”) and all buildings, structures, additions, and improvements now or hereafter located on the Land or belonging thereto (collectively, along with the Infrastructure Improvements, the “Improvements”);

(b)     all additional real property acquired for use in connection with the Land (collectively, the “Additional Lands”);

(c)     all goods of Trustor, including those which are or are to become fixtures attached to the Land or Improvements (collectively, the “Goods and Fixtures”; and together with the Land, the Additional Lands, and the Improvements, the “Real Property”);

(d)     all easements, rights, rights-of-way, strips and gores of land, alleys, sewer rights, water and water rights relating to the Land, including reversions and remainders, if any, of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street or highway adjoining the Land;

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(e)     all other estates, rights, titles, claims, interests, privileges, hereditaments and appurtenances of any nature whatsoever, in any way relating to the Land or Improvements;

(f)     all leases, subleases, licenses and other agreements affecting the use, enjoyment or occupancy of the Land, now or hereafter entered into, together with any extensions thereof and guaranties relating thereto (collectively, the “Leases”), and all rents, issues, revenues, profits, fees, charges, accounts, income, and other sums payable under the Leases (it being the intention of Trustor that Beneficiary shall have a continuing security interest and/or lien upon the Real Property’s rents pursuant to 11 U.S.C. § 552(b)), all tenant security and other deposits, oil and gas or other mineral royalties, bonuses, entry fees, service charges and rents, revenues, issues and profits relating to the Land and Improvements (collectively, the “Rents”);

(g)     all accounts of Trustor, including those arising out of or in connection with the use or operation of the Land and Improvements, and the right to receive the same including, without limitation, revenues, fees, charges, accounts or other payments for the use or occupancy of the Land or Improvements or any part thereof; all accounts receivable, deposits, payments, deposit accounts, house banks, bank accounts, reserve accounts for capital improvements, furniture, fixture and equipment replacements, working capital accounts and time deposit accounts relating to any of the same, security deposit accounts, replacement reserve accounts, operating accounts and all other accounts established by or through Trustor pursuant to this Deed of Trust or any other Credit Document (as defined below) and all of Trustor’s interest therein, and any and all amounts in any escrow fund for the purposes of payment of taxes, insurance premiums or other impositions in connection with the Land, Improvements, Equipment and Inventory (as defined below), and all other rents, revenues, issues and profits now or hereafter accruing to the benefit of Trustor, including, without limitation, (i) all charges and other compensation received or owing, rights of payment for the use of the Land, and (ii) all records and books of account (whether in printed or electronic form) now or hereafter maintained by or on behalf of Trustor in connection with the operation of the Land and Improvements, ownership by Trustor of the Equipment and Inventory, or otherwise (collectively, the “Accounts”);

(h)     all equipment and inventory of Trustor, including, without limitation, all appliances, apparatus, machinery, devices, fixtures, appurtenances, equipment, furniture and furnishings and articles of personal property of every kind and nature whatsoever now or hereafter located in or at, or used, useful or necessary in connection with any present or future occupation, operation or maintenance of, all or any part of the Land and the Improvements, and now owned or hereafter acquired by Trustor or arising out of Trustor’s, right, title and interest in the Land and the Improvements, or otherwise, but expressly excluding any personal property of any tenants under the Leases (in the event of Leases entered into following the date hereof, such Leases consented to by Lender in accordance with Section 9(b) hereof) (all of the foregoing is hereinafter referred to as the “Equipment and Inventory”);

(i)     all awards or payments, including interest thereon, which may be made with respect to the Land, Improvements, Equipment and Inventory, from the exercise of the right of eminent domain, or for any other injury thereto or decrease in the value thereof (collectively, the “Awards”);

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(j)     all policies of insurance relating to the Land, Improvements, Equipment and Inventory, all proceeds thereof, and any unearned premiums on any such insurance policies, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof;

(k)     all deposits made to procure or maintain utility services to the Land or the Improvements and any money, cash, negotiable instruments, documents of title, securities, deposit accounts or other cash equivalents, including interest or income earned thereon held by Beneficiary or Trustee under or in accordance with this Deed of Trust or any Credit Document;

(l)     all refunds, rebates or credits in connection with reduction in taxes and assessments charged against the Real Property as a result of tax certiorari or any applications or proceedings for reduction (collectively, the “Tax Certiorari”);

(m)     the right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Real Property and to commence any action or proceeding to protect the interest of Beneficiary in the Real Property (collectively, the “Proceedings”);

(n)     all of Trustor’s contract rights, and other rights to services or to the payment of money, including, without limitation, insurance proceeds and tort claims (including commercial tort claims), chattel paper, documents, instruments, general intangibles, and securities, together with all income therefrom, increases thereunder and proceeds thereof, patents, trademarks, tradenames, service marks and associated goodwill and registrations and registration applications, rights to telephone numbers, copyrights and copyright registrations and registration applications, architectural and engineering drawings, service marks, customer lists, books and records; all contracts, agreements, licenses, permits, approvals, warranties and representations, and all agreements, licenses or franchises relative to the use, operation, management, affiliation, license or franchises relating to the Real Property and all amendments thereto or substitutions therefor; and all repair, maintenance, and other service contracts relating to Trustor’s interest in the Land and Improvements, and all of Trustor’s right, title and interest in all equipment leases, contracts or agreements entered into for the lease, rental, hire or use by Trustor of any equipment or service in connection with the operation, maintenance or occupation of the Land and Improvements (all of the foregoing are hereinafter collectively referred to as the “Contracts and Permits”); and

(o)     all products and proceeds of all of the foregoing, and all additions and accessions to, replacements and substitutions of, condemnation proceeds of, and documents covering all of the foregoing property described above, all property received wholly or partly in trade or exchange for all of the foregoing, and all income, rents, revenues, dividends, distributions, issues, profits, cash or non-cash proceeds and accessions arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of any of the foregoing or any interest therein.

The Land, Improvements, Additional Lands, Leases, Rents, Accounts, Goods and Fixtures, Equipment and Inventory, Awards, Tax Certiorari, Proceedings, Contracts and Permits and all other real and personal property described in this paragraph are hereinafter collectively referred to as the “Property.”

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1.     Secured Obligations. This Deed of Trust is given to secure the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the following (collectively, the “Secured Obligations”):

(a)     all indebtedness, obligations and liabilities of Trustor under: (i) that certain Credit Agreement, of even date herewith, by and between Trustor and Beneficiary (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”) including without limitation, the Obligations (as defined in the Credit Agreement), (ii) the Revolving Note, the Repurchase Term Loan Note, and that Certain Delayed Draw-Down Term Loan Note and the promissory notes executed from time to time by Trustor in favor of Beneficiary in accordance with the Credit Agreement (collectively, the “Notes”), together with interest and prepayment premiums, if any, according to the terms thereof, and any other note given in substitution therefor or in modification, renewal, or extension thereof, in whole or in part;

(b)     all indebtedness, liabilities, and obligations of Trustor and any Credit Party now or hereafter incurred or arising pursuant to the provisions of this Deed of Trust or under any other agreement, assignment or instrument now or hereafter evidencing, securing and/or guaranteeing the obligations of Trustor and any Credit Party under the Credit Agreement, the Notes or any part thereof (the Credit Agreement, the Notes, this Deed of Trust and any other Credit Documents and such other instruments and agreements, as the same may be amended, restated or otherwise modified from time to time between Trustor and Beneficiary in connection with this Deed of Trust, the Credit Agreement or the Credit Documents); and

(c)     any and all other indebtedness, obligations, and liabilities of Trustor and any Credit Party to Beneficiary of any nature whatsoever, whether arising out of contract, tort, or otherwise, including, without limitation, obligations arising under any and all present and future loans, advances, and/or other extensions of credit obtained and/or to be obtained by Trustor and any Credit Party from Beneficiary, and any and all present and future guaranties made by Trustor in favor of Beneficiary, and any and all instruments and agreements evidencing such present and/or future loans, advances, other extensions of credit, and/or guaranties, together with interest, costs, expenses, attorneys’ fees and other fees and charges.

2.     Warranty of Title. Trustor warrants to Trustee and Beneficiary that: (a) Trustor is lawfully seised and possessed of good, marketable, and indefeasible fee simple title to the Property, free and clear of all liens and encumbrances except for Permitted Liens, (b) Trustor has the full right, power, and authority to execute and deliver this Deed of Trust to Trustee and Beneficiary, and (c) Trustor will forever defend the title to the Property against the claims of all persons.

3.     Maintenance and Compliance with Laws. Trustor shall keep the Property in good condition and repair (ordinary wear and tear excepted), and shall promptly perform or ensure that its tenants shall promptly perform all repairs, replacements, and maintenance necessary to keep the property in good condition and repair (ordinary wear and tear excepted). Subject to Section 4, Trustor shall promptly complete or restore, or cause to be completed or restored, and in good and workmanlike manner any portion of the Property which may be damaged or destroyed, and shall pay, when due, all claims for labor performed and materials furnished on or to the Land or Improvements, and any and all other claims which could result in a lien on the Property or any part thereof (except Permitted Liens). Trustor shall not commit waste with respect to the Property. Trustor shall comply in all material respects with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Property, any part thereof or the use thereof and shall comply in all material respects with all covenants, conditions and restrictions filed of record against the Land or the Improvements. Notwithstanding anything to the contrary contained in the Credit Agreement, Trustor, Beneficiary and Trustee agree that the demolition of the existing Improvements or portion thereof in order to redevelop the Property or portion thereof shall not be deemed a violation of this Section or an Event of Default.

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4.     Insurance. Trustor shall maintain insurance as required pursuant to the Credit Agreement. In the event of any loss or damage to the Property, all insurance proceeds paid to Trustor payable as a result thereof shall be payable to Beneficiary and applied to the outstanding Secured Obligations; provided, however, if no Event of Default has occurred and is continuing beyond any applicable grace or cure periods, Trustor in its reasonable discretion determines that the available insurance proceeds (together with other funds deposited by Trustor with Beneficiary) will be sufficient to restore the Property to substantially the condition as it existed prior to the casualty loss, and Trustor enters into a disbursement agreement with Beneficiary, in form and substance acceptable to Beneficiary in its sole discretion (such disbursement agreement to provide that all insurance proceeds and other funds are held by Beneficiary until disbursed), then Trustor may elect to use the insurance proceeds to restore the Property. If flood insurance coverage was not required as of the date hereof, then, within 45 days after written notice from Beneficiary to Trustor that the Property is located in a Special Flood Hazard Area designated by the Federal Emergency Management Administration, Trustor, at Trustor’s expense, shall provide and maintain flood insurance coverage sufficient to rebuild or replace the building, Equipment and Inventory, and Improvements in an amount equal to the maximum amount of coverage available under the National Flood Insurance Program with a deductible not to exceed $50,000. WARNING: Unless Trustor provides Beneficiary with evidence of insurance coverage as required by the Credit Documents, Beneficiary may purchase insurance, at Trustor’s expense, to protect Beneficiary’s interest. This insurance may, but need not, also protect Trustor’s interest. If there is a loss or liability, the coverage Beneficiary purchases may not pay any claim Trustor makes or any claim made against Trustor. Trustor may later cancel this coverage by providing evidence satisfactory to Beneficiary that Trustor has obtained the required insurance elsewhere. Trustor is responsible for the cost of any insurance purchased by Beneficiary and will reimburse Beneficiary upon demand for all such costs. The effective date of coverage may be the date Trustor’s prior coverage lapsed or the date Trustor failed to provide proof of coverage. The coverage Beneficiary purchases may be considerably more expensive than insurance.

5.     Impositions. Trustor shall pay when due (and in all events prior to delinquency) all taxes, assessments, fines and other impositions levied against or on account of the Property (collectively, the “Impositions”). Trustor shall provide Beneficiary with evidence acceptable to Beneficiary that the premiums on any insurance policy covering the Real Property have been paid at least thirty (30) days prior to the expiration of such policy. After the occurrence and continuance beyond any applicable grace or cure periods of an Event of Default, Trustor shall pay to Beneficiary on each monthly payment date under any Notes, until the Secured Obligations are paid in full, a sum (herein “Funds”) equal to one-twelfth of the Impositions, plus one-twelfth of yearly premium installments for the insurance required to be maintained pursuant hereto, all as reasonably estimated initially and from time to time by Beneficiary on the basis of assessments and bills or other reasonable estimates thereof. The Funds shall be held by Beneficiary and commingled with Beneficiary’s other funds and, further, Beneficiary shall not be liable to Trustor for interest on such Funds. Beneficiary shall apply the Funds to pay the Impositions and insurance premiums. The Funds are pledged as additional security for the Secured Obligations. If at any point during the term hereof, the amount of the Funds held by Beneficiary shall exceed the amount required to pay the Impositions and insurance premiums as they fall due during the next consecutive twelve-month period, such excess shall be credited to Trustor on future monthly payments of Funds. If the amount of the Funds held by Beneficiary shall not be sufficient to pay the Impositions and insurance premiums as they fall due during the next consecutive twelve-month period, Trustor shall pay to Beneficiary any amount necessary to make up the deficiency within thirty (30) days from the date notice is mailed by Beneficiary via certified mail to Trustor requesting payment thereof. Upon payment in full of all sums secured by this Deed of Trust or upon cure of waiver of the Event of Default, Beneficiary shall promptly refund to Trustor any Funds held by Beneficiary. If under Section 13 herein the Property is sold or the Property is otherwise acquired by Beneficiary, Beneficiary shall apply, no later than immediately prior to the sale of the Property or its acquisition by Beneficiary, any Funds held by Beneficiary at the time of application as a credit against the sums secured by this Deed of Trust.

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6.     Liens. Trustor shall not create, incur or suffer to exist any Lien on the Property or any part thereof which might or could be held to be superior or inferior to the lien of this Deed of Trust, other than current non-delinquent real estate taxes and assessments, Permitted Liens, and any such lien, encumbrance or charge consented to in writing by Beneficiary. Trustor shall pay, when due, the claims of: (i) all persons supplying labor or materials to or in connection with the Property, and (ii) registered or certified surveyors or engineers, or licensed architects, or their professional consultants supplying professional services in connection with the Property.

7.     Actions Affecting Property. Trustor shall appear in and contest any action or proceeding purporting to adversely affect the Property or the rights or powers of Beneficiary or Trustee hereunder, and shall pay all costs and expenses, including cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which Beneficiary or Trustee may appear. Should Trustor fail to make any payment or do any act as and in the manner provided in any of the Credit Documents, Beneficiary and/or Trustee, each in their own discretion, without obligation to do so and after written notice to or demand upon Trustor and without releasing Trustor from any obligation, may make or do the same in such manner and to such extent as either may deem necessary in their reasonable judgment to protect their respective interest in and to the Property. Trustor shall, immediately upon demand therefor by Beneficiary or Trustee, pay all costs and expenses incurred by Beneficiary or Trustee in connection with the exercise by Beneficiary or Trustee of the foregoing rights, including without limitation costs of evidence of title, court costs, appraisals, surveys and reasonable attorneys’ fees.

8.     Condemnation. Should the Property, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding or in any other manner including a deed in lieu of condemnation, or should Trustor receive any notice or other information regarding any such proceeding, Trustor shall give prompt written notice thereof to Beneficiary. Beneficiary shall be entitled, at its sole option, to commence, appear in and prosecute in its own name any such action or proceedings. All such compensation, awards, damages, rights of action and proceeds awarded to Trustor (the “Condemnation Proceeds”) are hereby assigned to Beneficiary to the extent of the Secured Obligations and Trustor shall execute such further assignments of the Condemnation Proceeds as Beneficiary or Trustee may reasonably require. At the election of Trustor, provided no Event of Default has occurred and is continuing beyond any applicable grace or cure period, Condemnation Proceeds shall be (i) disbursed to Trustor for repairs and reconstruction of the Property on terms and conditions reasonably required for the protection of Beneficiary’s interest in the Property, or (ii) applied to the outstanding Secured Obligations.

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9.     Assignment of Leases and Rents.

(a)     Subject to this Section 9, Trustor hereby irrevocably and absolutely grants, transfers and assigns to Beneficiary a security interest in all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Trustor of the Secured Obligations. Trustor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any other Lease or their respective Rents to anyone other than Beneficiary, in each case, except as permitted by the Credit Agreement.

(b)     Without Beneficiary’s prior written consent, Trustor will not (i) enter into any Lease, (ii) modify or amend any Lease to the extent such modification or amendment would materially impair Beneficiary’s interest therein as determined by Lender in its sole discretion (“Material Lease Amendment”), or (iii) terminate or consent to the cancellation, surrender or assignment of any Lease consented to by Beneficiary. Any Lease or any Material Lease Amendment, termination, assignment or other transfer of any Lease entered into without the express written consent of Beneficiary shall be null and void. Trustor shall provide Beneficiary a copy of any proposed Lease or Lease modification or amendment at least ten (10) days prior to the time such Lease or Lease amendment or modification becoming effective.

(c)     Subject to Section 9(d), Trustor has assigned and transferred to Beneficiary all of Trustor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Trustor, it being intended that this assignment establishes an absolute transfer and assignment of all Rents and all Leases to Beneficiary and is not merely a grant of a security interest therein. Subject to Section 9(d), Beneficiary may in Trustor’s name and stead (with or without first taking possession of any of the Property personally or by receiver as provided herein) operate the Property and rent, lease or let all or any portion of any of the Property to any party or parties at such rental and upon such terms as Beneficiary shall, in its sole reasonable discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(d)     So long as an Event of Default shall not have occurred and be continuing beyond any applicable grace or cure periods, Beneficiary will not exercise any of its rights under Section 9(c), and Trustor shall have a revocable license to receive and collect the Rents accruing under any Lease provided Trustor will perform all of its obligations as lessor or otherwise under all of the Leases now or hereafter assigned to Beneficiary; but after the happening and during the continuance of any Event of Default beyond any applicable grace or cure periods, Beneficiary may, at its option, receive and collect all Rents and enter upon the Property through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Trustor authorizes Beneficiary to give notice at any time of the assignment under this Section 9 (as well as notice of Beneficiary’s other rights under this Deed of Trust or any of the other Credit Documents which may have an impact upon, or otherwise be relevant to, a Lease) to any tenant or other party under any Lease, and to any successor of such a tenant or other party. Trustor hereby irrevocably authorizes and directs each tenant or other party, if any, and each successor, if any, to the interest of any tenant or other party under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Beneficiary to any such tenant or other party or any successors in interest, and thereafter pay Rents to Beneficiary without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from Trustor, who shall have no right or claim against any such tenant or other party or successor in interest for any such Rents so paid to Beneficiary. Each tenant or other party or any successors in interest from whom Beneficiary or any officer, agent, attorney or employee of Beneficiary shall have collected any Rents, shall be authorized to pay Rents to Trustor only after such tenant or other party or any of their successors in interest shall have received written notice from Beneficiary that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Beneficiary to such tenant or other party or any of its successors in interest.

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(e)     Beneficiary will not become a mortgagee in possession so long as it does not enter or take actual possession of the Property. In addition, Beneficiary, except to the extent Beneficiary or any of its agents or representatives agrees in writing to assume responsibility therefor or to the extent of its gross negligence or willful misconduct, shall not be responsible or liable for performing any of the obligations of the landlord or otherwise under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Property, for negligence in the management, upkeep, repair or control of any of the Property or any other act or omission by any other person and provided, further, that Beneficiary shall have no obligation to any tenant under any Lease with respect to any Rents unless and until Beneficiary comes into actual possession and accepts control of Rents and provides notice of the same to such tenant. Beneficiary shall not be deemed to have received any Rents until actually received by Beneficiary at the place for payment of the Secured Obligations or at such other place for payment as Beneficiary may designate in writing.

(f)     Trustor shall furnish to Beneficiary, within 30 days after a request by Beneficiary to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Property or Improvements, the terms of any Lease, the space occupied and the rentals, license fees or other amounts payable thereunder.

(g)     All Leases entered into after the date of this Deed of Trust shall contain (i) provisions pursuant to which tenant agrees that such Lease is subordinate to the lien of this Deed of Trust and that the tenant will attorn to the purchaser of the Property following a foreclosure of the same; provided, such attornment is subject to customary non-disturbance provisions, and (ii) a provision authorizing the tenant thereunder to pay the Rents to Beneficiary upon notice of an Event of Default.

10.     Authorized Entry; Inspections. Beneficiary, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon reasonable advance notice upon or in any part of the Property for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform under the terms of any of the Credit Documents; provided, such inspection shall not unreasonably disturb business activities on the Property.

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11.     Transfer of Property. Trustor shall not sell or transfer all or any part of the Property or any interest therein, including, but not limited to, by an option to sell, a sale or transfer by deed or by land contract or by contract for deed, without Beneficiary’s prior written consent. In the event of a violation of the provisions of this Section 11, Beneficiary may, at Beneficiary’s option, declare all Secured Obligations secured by this Deed of Trust to be immediately due and payable. Beneficiary may, without further notice or demand on Trustor, invoke any remedies granted or permitted herein or provided by law.

12.     Default. Any material default of any of the provisions of this Deed of Trust by Trustor as determined by Lender in its sole discretion or any Default or Event of Default under and as defined in the Credit Agreement shall constitute an event of default (an “Event of Default”) under this Deed of Trust.

13.     Certain Remedies. Without limiting the rights of Beneficiary under the Credit Documents and in addition to any other rights or remedies available to Beneficiary at law or in equity, upon the occurrence and during the continuation of an Event of Default beyond any applicable grace or cure periods, Beneficiary may exercise any one or more of the following rights:

(a)     Beneficiary may enter upon, take immediate possession of, manage, and operate the Property or any part thereof; make repairs and alterations and do any acts which Beneficiary deems reasonably proper and necessary or advisable to protect the security hereof, including but not limited to those granted Beneficiary pursuant to the other Credit Documents; and either with or without taking possession, in its own name, sue for or otherwise collect and receive Rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees and Beneficiary’s costs, upon the Secured Obligations in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the Real Property any of the Property which has been removed therefrom. The entering upon and taking possession of the Property, the collection of any Rents, issues or profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice of default hereunder or invalidate any act done pursuant to any such notice. Notwithstanding Beneficiary’s continuance in possession or receipt and application of Rents, issues or profits, Beneficiary shall be entitled, as a matter of right, to exercise every right provided for in this Deed of Trust or by law upon or after the occurrence and during the continuation of an Event of Default beyond any applicable grace or cure periods. Any of the actions referred to in this paragraph may be taken by Beneficiary at such time as Beneficiary is so entitled without regard to the adequacy of any security for the Secured Obligations.

(b)     Beneficiary shall, without regard to the adequacy of any security for the Secured Obligations, be entitled to the immediate ex parte appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect the Property and operate the same and collect the Rents, issues and profits therefrom.

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(c)     Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to enforce any of the covenants hereof.

(d)     Trustee may, and upon the request of Beneficiary shall, elect to cause the Property or any part thereof to be sold as follows:

(i)     Trustee may proceed as if all of the Property were real property in accordance with Section (iv) below, or Trustee may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Real Property without causing structural damage thereto as if the same were personal property and dispose of the same in accordance with Section (iii) below, separate and apart from the sale of any real property, the remainder of the Property being treated as real property.

(ii)     Trustee may cause any such sale or other disposition to be conducted immediately upon the expiration of any redemption period required by law, or Trustee may delay any such sale or other disposition for such period of time as Trustee deems to be in its best interest. Should Trustee desire that more than one such sale or other disposition be conducted, Trustee may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Trustee may deem to be in Beneficiary’s best interest.

(iii)     Should Trustee elect to cause any of the Property to be disposed of as personal property as permitted in subparagraph (i) above, Trustee or Beneficiary may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the UCC or in accordance with any other remedy provided by law. Both Trustor and Beneficiary shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Trustee or Beneficiary may so elect, subject to the provisions of the UCC. Trustee or Beneficiary shall give Trustor at least ten (10) days’ prior written notice of the time and place of any public sale or other disposition of such property and if such notice is sent to Trustor at the address above set forth, it shall constitute reasonable notice to Trustor (provided, however, that this sentence shall not be construed to prohibit a shorter notice period, if commercially reasonable under the circumstances or otherwise permitted by the UCC).

(iv)     Should Trustee elect to sell the Property which is real property or which it has elected to treat as real property, upon such election, Trustee shall give such notice of default and notice of sale as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, Trustee, at the time and place specified by the notice of sale, shall sell such Property, or any portion thereof specified by Trustee, at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Property consists of several lots or parcels, Trustee may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Trustor, Trustee, or Beneficiary may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers, a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be given immediate possession.

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(v)     This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence and continuation of an Event of Default beyond any applicable grace or cure periods may be foreclosed as to any of the Property in any manner permitted by the laws of the State of Nebraska or of any other state in which any part of the Property is situated, and any foreclosure suit may be brought by Trustee or by Beneficiary. In the event a foreclosure hereunder shall be commenced by Trustee, or its substitute or successor, Beneficiary may at any time before the sale of the Property direct the said Trustee to abandon the sale, and may then institute suit for the collection of the Notes and the other Secured Obligations, and for the foreclosure of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Notes or any other Secured Obligations and for the foreclosure of this Deed of Trust Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee or his substitute or successor to sell the Property in accordance with the provisions of this Deed of Trust.

(vi)     In the event of a sale or other disposition of the Property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as default, the giving of notice of default, and notice of sale, terms of sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive proof against all persons as to such facts recited herein.

(vii)     The proceeds of any sale or disposition hereunder, together with any other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this paragraph, or otherwise, shall be applied as follows: FIRST, to the expenses of such sale or disposition together with Trustee’s fees and reasonable attorneys’ fees and expenses, Beneficiary’s costs and the actual cost of publishing, recording, mailing, posting notice, the cost of any search or other evidence of title procured in connection therewith, if applicable, and recordation and transfer taxes and other charges, if any, on any release or deed of reconveyance; SECOND, to the payment of the Secured Obligations; THIRD, to all other sums secured by the Property; and FOURTH the remainder, if any, to the person or persons legally entitled thereto in the order of their priority.

Beneficiary shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and Beneficiary shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, all or part of the Secured Obligations owing to Beneficiary, or if Beneficiary holds less than all of such indebtedness the pro rata part thereof owing to Beneficiary, accounting to all other beneficiaries or noteholders not joining in such bid in cash for the portion of such bid or bids apportionable to such nonbidding beneficiary or noteholder.

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All reasonable and documented out-of-pocket costs and expenses incurred by Trustee and/or Beneficiary in connection with the exercise of the foregoing rights, including costs of evidence of title, court costs, appraisals, surveys and reasonable outside attorneys’ fees, shall be secured by this Deed of Trust and be repayable by Trustor upon demand.

14.     Remedies Not Exclusive. Trustee and Beneficiary shall each be entitled to enforce payment and performance of any Secured Obligations and to exercise all rights and powers under this Deed of Trust, under the Notes, under any of the other Credit Documents, or under any other agreement with Trustor or any laws now or hereafter in force; notwithstanding some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, by court action or pursuant to the power of sale or other powers contained in this Deed of Trust, shall prejudice or in any manner affect Trustee’s or Beneficiary’s right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy conferred upon or reserved to Trustee or Beneficiary, is intended to be exclusive of any other remedy in this Deed of Trust or provided or permitted by law or in equity, but each shall be cumulative and shall be in addition to every other remedy given in this Deed of Trust or now or hereafter existing at law or in equity. Every power or remedy given to Trustee or Beneficiary by the Notes, this Deed of Trust or any of the other Credit Documents, or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies. Nothing in this Deed of Trust shall be construed as prohibiting Beneficiary from seeking a deficiency judgment against Trustor to the extent such action is permitted by law.

15.     Security Agreement; Financing Statements.

(a)     Security Agreement. This Deed of Trust is both a real property deed of trust and a “security agreement” within the meaning of the UCC. The Property includes both real and personal property and all other rights and interest, whether tangible or intangible in nature, of Trustor in the Property. TRUSTOR HEREBY GRANTS TO BENEFICIARY, AS SECURITY FOR THE SECURED OBLIGATIONS, A SECURITY INTEREST IN THE PROPERTY TO THE FULL EXTENT THAT THE PROPERTY MAY BE SUBJECT TO THE UCC OR THE UNIFORM COMMERCIAL CODE OF ANY OTHER STATE OR STATES WHERE TRUSTOR IS LOCATED (said portion of the Property so subject to the UCC being called in this paragraph the “Collateral”). If an Event of Default shall occur and be continuing beyond any applicable grace or cure periods, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a Beneficiary upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem reasonably necessary or advisable for the care, protection and preservation of the Collateral. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys’ fees and expenses, incurred or paid by Beneficiary in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral.

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(b)     Financing Statements. Trustor authorizes Beneficiary to prepare and file such financing statements and take such other action to perfect and continue Beneficiary’s security interest in the Collateral, and agrees to execute any and all documentation and take such other actions as may be reasonably requested by Beneficiary for such purposes. In addition to recording this Deed of Trust in the real property records, Beneficiary may, at any time and without further authorization from Trustor, file counterparts, copies or reproductions of this Deed of Trust as financing statements. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys’ fees and expenses, incurred or paid by Beneficiary in perfecting, continuing, and protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Trustor agrees that the requirement of reasonable notice under the UCC shall be met if such notice is given at least ten (10) days before the time of the sale or disposition (provided, however, that this sentence shall not be construed to prohibit a shorter notice period, if commercially reasonable under the circumstances or otherwise permitted by the UCC).

16.     Fixture Filing. From the date of its recording, this Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all Property which now is or hereafter becomes fixtures related to the Land. For this purpose, the following information is set forth:

(a)	Name and address of Debtor:

National Research Corporation
1245 Q St.
Lincoln, NE 68508
Attention: Michael D. Hayes

(b)	Name and Address of Secured Party:

First National Bank of Omaha
1620 Dodge Street, Stop 1029
Omaha, Nebraska 68102
Attn: Nate McKown

(c)	This document covers goods which are or are to become fixtures.

(d)	Description of Land: See Exhibit A.

(e)	Owner of Record of Land: Debtor (Trustor).

(f)	This Financing Statement covers Proceeds.

(g)	Products of the Collateral are also covered.

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17.     Notices. All notices and other communications provided for herein shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, postage prepaid, by prepaid overnight nationally recognized courier, or by facsimile or electronic mail, to the intended party at the address or facsimile number of such party set forth as follows:

If to Trustee or Beneficiary:

First National Bank of Omaha

1620 Dodge Street, Stop 1029

Omaha, Nebraska 68102

Attn: Nate McKown

Fax: 402-323-5264

E-mail: nmckown@fnni.com

With a copy to:

Koley Jessen P.C.

One Pacific Place, Suite 800

1125 S. 103 Street

Omaha, Nebraska 68124-1079

Attn: Matthew J. Speiker

E-mail: Matthew.Speiker@koleyjessen.com

If to Trustor:

National Research Corporation

1245 Q St.

Lincoln, NE 68508

Attention: Michael D. Hayes

E-mail: mhays@nationalresearch.com

With a copy to:

Scudder Law Firm, P.C., L.L.O.

411 South 13th Street, 2nd Floor

Lincoln, NE 68508

Attn: Mark A. Scudder

Fax: (402) 435-4239

E-mail: mscudder@scudderlaw.com

or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when delivered, (b) if sent by certified mail, three days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one business day after having been given to such courier, or (d) if transmitted by facsimile or electronic mail (read receipt requested), when sent.

18.     Request for Notice. Trustor and Beneficiary hereby request that a copy of any notice of default and a copy of any notice of sale, whether such notice of default and notice of sale is given pursuant to the terms of this or any other deed of trust, be mailed to it at the addresses set forth above for Trustor and Beneficiary.

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19.     Reconveyance by Trustee. Upon written request of Beneficiary stating that all sums secured hereby have been paid, Trustee shall reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Property then held hereunder, and this Deed of Trust shall cease, terminate, and, thereafter, be of no further force or effect. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustee and Beneficiary, at Trustor’s expense, shall cause such other actions to be done as shall be reasonably requested by Trustor to give effect to this Section 19.

20.     Further Assurances; Attorney-In-Fact. At any time, upon request of Beneficiary, Trustor will make, execute and deliver to Beneficiary or to Beneficiary’s designee, and when requested by Beneficiary, cause to be filed, recorded, refiled, or re-recorded, as the case may be, at such times and in such offices and places as Beneficiary may deem appropriate, any and all such mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, affidavits, certificates, and other documents as may, in the sole opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, perfect, continue, preserve or enforce: (a) the obligations of Trustor under the Notes, this Deed of Trust, and the Credit Documents, and (b) the liens and security interests created by this Deed of Trust and the Credit Documents as first and prior liens on the Property. Trustor shall reimburse Beneficiary for all reasonable costs and expenses incurred in connection with the matters referred to in this paragraph. For purposes of taking such action or executing such documents, Trustor hereby irrevocably appoints Beneficiary as Trustor’s attorney-in-fact; provided, however, that Beneficiary shall not exercise its rights as attorney-in-fact unless and until the occurrence and continuance of an Event of Default beyond any applicable grace or cure period.

21.     Appointment of Successor Trustee. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the County in which the Real Property is located and by otherwise complying with the provisions of the applicable law of the State of Nebraska, substitute a successor or successors to Trustee named herein or acting hereunder.

22.     Waiver and Amendment. The failure of Trustee or Beneficiary to insist upon strict performance of any of the terms or conditions of this Deed of Trust shall not be deemed a waiver of any of Trustee’s or Beneficiary’s rights or remedies hereunder and shall not be deemed a waiver by Trustee or Beneficiary of any subsequent breach or default by Trustor of any of such terms or conditions. This Deed of Trust cannot be amended, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any amendment, modification or termination is sought.

23.     Rights and Remedies Cumulative. The rights and remedies of Trustee and Beneficiary under this Deed of Trust are cumulative and are not in lieu of, but are in addition to any other rights or remedies which Trustee or Beneficiary shall have under this Deed of Trust, the other Credit Documents, or at law or in equity. No course of dealing between Trustor, on the one hand, and Trustee or Beneficiary, on the other hand, or any failure or delay on the part of Trustee or Beneficiary in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of Trustee or Beneficiary and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder by Trustee or Beneficiary. In the event of any inconsistency among the provisions of this Deed of Trust and any other Credit Document, the provisions selected by Beneficiary in its sole and reasonable discretion shall control.

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24.     Successors. The terms and provisions of this Deed of Trust, and the rights and obligations of Trustor, Trustee and Beneficiary, shall inure to the benefit of and be binding upon Trustor, Trustee and Beneficiary, and their successors and assigns. All references to the term “beneficiary” herein shall mean the owner and holder of the Notes, whether or not named as beneficiary herein.

25.     Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the state in which the Property is located.

26.     Severability. If any term or provision of this Deed of Trust or the application thereof to any person or circumstance shall, to any extent, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or any other circumstance or situation with respect to this Deed of Trust, and each remaining term and provision of this Deed of Trust shall be valid and be enforced to the fullest extent by law.

27.     Subrogation. To the extent that proceeds of the Notes are used to pay any outstanding Lien against the Property, such proceeds shall be deemed to have been advanced by Beneficiary at Trustor’s request, and Beneficiary shall be subrogated to any and all rights and Liens held by any owner or holder of such outstanding Liens, irrespective of whether said Liens are released.

28.     Construction. All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require. All terms used herein, whether or not defined herein and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

29.     Miscellaneous. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust. This instrument cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

[The Remainder of This Page Intentionally Left Blank and Signature Page Follows]

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IN WITNESS WHEREOF, Trustor has executed and delivered this Deed of Trust as of the date first above written.

NATIONAL RESEARCH CORPORATION

By:
	Name:	Kevin R. Karas
	Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

STATE OF _____________	)
) ss
COUNTY OF ___________	)

The foregoing Deed of Trust was acknowledged before me on this April __, 2018, by Kevin R. Karas, Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary of National Research Corporation, a Wisconsin corporation, on behalf of the corporation.

Notary Public

Deed of Trust

Signature Page